ACQUISITION AGREEMENT

                              among

                EXCHANGE NATIONAL BANCSHARES, INC.
                     a Missouri corporation,

                               and

                 ENBUSB ACQUISITION COMPANY, INC.
                a Missouri corporation, as Buyers,

                               and

               UNION STATE BANK & TRUST OF CLINTON,
                    a Missouri trust company,

                               and

                  UNION STATE BANCSHARES, INC.,
               a Missouri corporation, and certain
                  of its shareholders as Sellers

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I - THE ACQUISITION TRANSACTION. . . . . . . . . . . . .2
     1.01 The Acquisition Transaction. . . . . . . . . . . . . .2
     1.02 Closing. . . . . . . . . . . . . . . . . . . . . . . .2
     1.03 Method of Effecting Merger and Effective Time. . . . .2
     1.04 Articles and Bylaws. . . . . . . . . . . . . . . . . .3
     1.05 Board of Directors and Officers. . . . . . . . . . . .3
     1.06 Additional Actions . . . . . . . . . . . . . . . . . .3
     1.07 Payment and Delivery of Consideration. . . . . . . . .3
     1.08 Dissenting Shares. . . . . . . . . . . . . . . . . . .5
     1.09 Reservation of Right to Revise Transaction . . . . . .6
     1.10 Investment in USB at Closing . . . . . . . . . . . . .6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . .6
     2.01 Organization and Authority . . . . . . . . . . . . . .6
     2.02 Corporate Authorization; Records . . . . . . . . . . .7
     2.03 Subsidiaries . . . . . . . . . . . . . . . . . . . . .8
     2.04 Capitalization of The Bank and USB . . . . . . . . . .8
     2.05 Financial Statements . . . . . . . . . . . . . . . . .8
     2.06 Reports. . . . . . . . . . . . . . . . . . . . . . . .9
     2.07 Title to and Condition of Assets . . . . . . . . . . .9
     2.08 Real Property. . . . . . . . . . . . . . . . . . . . 10
     2.09 Loans, Commitments and Contracts . . . . . . . . . . 11
     2.10 Absence of Defaults. . . . . . . . . . . . . . . . . 13
     2.11 Absence of Undisclosed Liabilities . . . . . . . . . 14
     2.12 Allowance for Loan and Lease Losses; Non-Performing
          Assets . . . . . . . . . . . . . . . . . . . . . . . 14
     2.13 Taxes. . . . . . . . . . . . . . . . . . . . . . . . 15
     2.14 Material Adverse Change. . . . . . . . . . . . . . . 16
     2.15 Litigation and Other Proceedings . . . . . . . . . . 16
     2.16 Compliance with Laws . . . . . . . . . . . . . . . . 16
     2.17 Labor. . . . . . . . . . . . . . . . . . . . . . . . 18
     2.18 Employee Benefit Plans . . . . . . . . . . . . . . . 18
     2.19 Conduct of USB's and The Bank's Businesses to Date . 19
     2.20 Full Disclosure. . . . . . . . . . . . . . . . . . . 20
     2.21 Brokers and Finders; Other Liabilities . . . . . . . 20
     2.22 Interest Rate Risk Management Instruments. . . . . . 20
     2.23 Representations Concerning Shareholders. . . . . . . 20

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE EXCHANGE
ENTITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.01 Organization and Authority . . . . . . . . . . . . . 21
     3.02 Corporate Authorization. . . . . . . . . . . . . . . 21
     3.03 Exchange Financial Statements. . . . . . . . . . . . 22

     3.04 Reports. . . . . . . . . . . . . . . . . . . . . . . 22
     3.05 Material Adverse Change. . . . . . . . . . . . . . . 23
     3.06 Brokers and Finders. . . . . . . . . . . . . . . . . 23
     3.07 Legal Proceedings or Other Adverse Facts . . . . . . 23
     3.08 Validity of Notes. . . . . . . . . . . . . . . . . . 23
     3.09 Absence of Unreported Events.. . . . . . . . . . . . 23

ARTICLE IV - CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME 24
     4.01 Conduct of Businesses Prior to the Closing Date. . . 24
     4.02 Forbearances of USB and The Bank . . . . . . . . . . 24
     4.03 Forbearances of the Exchange Entities. . . . . . . . 26

ARTICLE V - ADDITIONAL COVENANTS . . . . . . . . . . . . . . . 26
     5.01 Access and Information; Due Diligence. . . . . . . . 26
     5.02 Regulatory Matters . . . . . . . . . . . . . . . . . 27
     5.03 Shareholder Approvals. . . . . . . . . . . . . . . . 27
     5.04 Current Information. . . . . . . . . . . . . . . . . 28
     5.05 Environmental Reports. . . . . . . . . . . . . . . . 28
     5.06 Expenses . . . . . . . . . . . . . . . . . . . . . . 29
     5.07 Miscellaneous Agreements and Consents. . . . . . . . 29
     5.08 Press Releases . . . . . . . . . . . . . . . . . . . 29
     5.09 Indemnification of USB and The Bank's Directors,
Officers and Employees . . . . . . . . . . . . . . . . . . . . 29
     5.10 Employee Benefit Plans . . . . . . . . . . . . . . . 30
     5.12 Noncompetition Agreement . . . . . . . . . . . . . . 31
     5.13 Employment Agreements. . . . . . . . . . . . . . . . 31
     5.14 Appointment to Exchange Board of Directors . . . . . 31
     5.15 The Board of Directors of the Bank . . . . . . . . . 31
     5.16 Notes Held Solely for Investment Purposes. . . . . . 32
     5.17 Shareholders Purchase of Property. . . . . . . . . . 32
     5.18 Regulatory Approvals . . . . . . . . . . . . . . . . 32
     5.19 Breaches . . . . . . . . . . . . . . . . . . . . . . 32
     5.20 Consummation of Agreement. . . . . . . . . . . . . . 32

ARTICLE VI - CONDITIONS. . . . . . . . . . . . . . . . . . . . 32
     6.01 Conditions to Each Party's Obligation To Effect the
          Merger . . . . . . . . . . . . . . . . . . . . . . . 32
     6.02 Conditions to Obligations of the Sellers . . . . . . 33
     6.03 Conditions to Obligations of the Exchange Entities . 34

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER. . . . . . . . 35
     7.01 Termination. . . . . . . . . . . . . . . . . . . . . 35
     7.02 Effect of Termination. . . . . . . . . . . . . . . . 36
     7.03 Amendment. . . . . . . . . . . . . . . . . . . . . . 37
     7.04 Waiver . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VIII - INDEMNIFICATION . . . . . . . . . . . . . . . . 37
     8.01 Indemnification. . . . . . . . . . . . . . . . . . . 37
     8.02 Claims . . . . . . . . . . . . . . . . . . . . . . . 38
     8.03 Costs. . . . . . . . . . . . . . . . . . . . . . . . 38
     8.04 Reimbursement. . . . . . . . . . . . . . . . . . . . 39
     8.05 Net Loss and De Minimis. . . . . . . . . . . . . . . 39
     8.06 Limitations. . . . . . . . . . . . . . . . . . . . . 39

ARTICLE IX - GENERAL PROVISIONS. . . . . . . . . . . . . . . . 39
     9.01 Non-Survival of Representations, Warranties and
          Agreements . . . . . . . . . . . . . . . . . . . . . 39
     9.02 No Assignment; Successors and Assigns. . . . . . . . 39
     9.03 Severability . . . . . . . . . . . . . . . . . . . . 40
     9.04 No Implied Waiver. . . . . . . . . . . . . . . . . . 40
     9.05 Headings . . . . . . . . . . . . . . . . . . . . . . 40
     9.06 Entire Agreement . . . . . . . . . . . . . . . . . . 40
     9.07 Counterparts . . . . . . . . . . . . . . . . . . . . 40
     9.08 Notices. . . . . . . . . . . . . . . . . . . . . . . 40
     9.09 Governing Law. . . . . . . . . . . . . . . . . . . . 42

                      ACQUISITION AGREEMENT


          This Acquisition Agreement (this "Agreement") made and entered into as of July 11, 1997 by and among EXCHANGE NATIONAL BANCSHARES, INC., a Missouri corporation ("Exchange"), ENBUSB ACQUISITION COMPANY, INC., a Missouri corporation ("Acquisition Company," and collectively with Exchange, the "Exchange Entities"), UNION STATE BANK & TRUST OF CLINTON, a Missouri trust company (the "Bank"), UNION STATE BANCSHARES, INC., a Missouri corporation ("USB"), and GUS S. WETZEL, II ("Wetzel"), GUS S. WETZEL, II, as Trustee of the Gus S. Wetzel, II Revocable Trust, dated January 16, 1995 (the "Wetzel Trust"), DOUGLAS L. THOMASON ("Thomason"), JAMES E. SMITH ("Smith") (collectively the "Shareholders," and, together with USB and the Bank, the "Sellers"), and DARRELL HOCKENBERRY ("Hockenberry," with respect to Section 5.13 only) has reference to the following facts and circumstances:

     A. Exchange is the beneficial and record owner of one hundred percent (100%) of the issued and outstanding shares of the common stock of Acquisition Company; and

     B. USB is the beneficial and record owner of one hundred percent (100%) of the issued and outstanding shares of the common stock of the Bank ("Bank Common Stock"); and

     C. The Shareholders are the beneficial or record owners of approximately 91.6% of the issued and outstanding common stock of USB ("USB Common Stock"); and

     D. Exchange desires to acquire one hundred percent (100%) of the issued and outstanding shares of USB Common Stock; and

     E. The Shareholders desire to sell their shares of USB Common Stock to Exchange pursuant to the terms herein set forth and believe that all other shareholders of USB would similarly desire to sell their shares of USB Common Stock to Exchange; and

     F.   Exchange and Wetzel, Thomason and Smith (the
"Individual Shareholders") desire to enter into consulting and noncompetition agreements on the terms set forth herein; and

     G. In order to provide for the acquisition of the shares of USB Common Stock held by the Shareholders and all other shareholders of USB, Exchange has organized Acquisition Company which proposes to merge with and into USB as provided in this Agreement and the Merger Agreement attached hereto as Exhibit A; and

     H. The Exchange Entities, Sellers and Hockenberry desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                           ARTICLE I
                  THE ACQUISITION TRANSACTION

     1.01 The Acquisition Transaction. Subject to the terms and conditions of this Agreement, Acquisition Company will merge with and into USB (the "Merger") under the terms set forth in the related Merger Agreement (the "Merger Agreement") to be executed prior to the Closing Date by and between USB and Acquisition Company in substantially the form set forth in Exhibit A to this Agreement, whereby the shareholders of USB will receive the consideration as set forth in this Agreement and the Merger Agreement. Exchange hereby undertakes to pay and to execute and deliver or cause to be paid and delivered all cash and promissory notes of Exchange required to be paid and delivered to the shareholders of USB pursuant to this Agreement and the Merger Agreement.

          The shareholders of USB will receive the amount of cash and promissory notes of Exchange that will equal their respective percentage ownership interest in the outstanding shares of USB Common Stock as of the Effective Time multiplied by the total amount of consideration payable in the Merger as set forth in
Section 1.07 of this Agreement (as defined therein, the "Merger Consideration"); provided, however, that only the shareholders designated in Section 1.07(a)(i) shall receive both cash and promissory notes in the Merger and the amount of cash to be paid to each USB shareholder shall be proportionately adjusted so that the total consideration received by each, valuing the promissory notes at face value, shall be in proportion to their respective stock interests.

          Upon consummation of the Merger, the separate corporate existence of Acquisition Company will cease and USB will be the surviving corporation in the Merger (the "Surviving
Corporation").

     1.02 Closing. The closing (the "Closing") of the Merger, unless the parties hereto shall otherwise mutually agree, shall take place at the offices of Exchange's counsel in Kansas City, Missouri, at 10:00 a.m., local time, on a date designated by Exchange (the "Closing Date"), which shall be at least two (2) business days and not more than ten (10) business days following the last to occur of the following events: (a) the receipt of the requisite approval of the Merger by the shareholders of USB as set forth in Section 2.02 of this Agreement and (b) the approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), Division of Finance of the Department of Economic Development ("Missouri Director of Finance") and any other bank regulatory agency that may be necessary or appropriate, and the expiration of any required waiting period.

     1.03 Method of Effecting Merger and Effective Time. On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Missouri Secretary of State, for filing, copies of the Merger Agreement and related articles of merger in such form as is required by, and executed in accordance with, the relevant provisions of Chapter 351 of the Missouri
Revised Statutes (the "Missouri Corporate Law"). The Merger shall be effective on the date and at the time (the "Effective Time") that the Missouri Secretary of State issues a certificate of merger with respect to the Merger.

     1.04 Articles and Bylaws. The articles of incorporation and bylaws of USB in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation, in each case until amended in accordance with their respective provisions and applicable law.

     1.05 Board of Directors and Officers.

          (a) At the Effective Time, the members of the Board of Directors of the Surviving Corporation and the terms of these directors shall be as designated by Exchange immediately prior to the Effective Time.

          (b) At the Effective Time, the officers of the Surviving Corporation shall be the persons designated by Exchange immediately prior to the Effective Time, and such persons will serve in their designated offices, thereafter, until their respective successors are duly elected and qualified.

     1.06 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to, or under any of the rights, properties or assets of USB, or (b) otherwise carry out the purposes of this Agreement or the Merger Agreement, USB and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement or the Merger Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of USB or otherwise to take any and all such action.

     1.07 Payment and Delivery of Consideration.

          (a) At the closing, Exchange will pay to the shareholders of USB consideration equal to $20,100,000 (subject to adjustment pursuant to Section 1.07(c) hereof) (the "Merger
Consideration") in exchange for 100% of the USB Common Stock.
Such Merger Consideration shall be paid as follows:

               (i)  Seven separate promissory notes in the
          combined principal amount of $11,370,000 and
          individually as follows, Wetzel Trust - $5,000,000,
          Thomason - $3,100,000, Smith - $2,500,000, Lauren
          Allison Wetzel and Union State Bank, Co-Trustees of the Lauren Allison Wetzel Revocable Trust U/A May 8, 1997 - $200,000, Gus S. Wetzel, III and Union State Bank, Co-Trustees of the Gus S. Wetzel, III Revocable Trust U/A
          May 8, 1997 - $200,000, Courtney Ann Wetzel and Union
          State Bank, Co-Trustees of the Courtney Ann Wetzel
          Revocable Trust U/A May 8, 1997 - $200,000, and Susie Heard Wetzel, II (as to be directed) - $170,000 (collectively, the "Notes", each, a "Note") to be executed and delivered by Exchange in favor of each of
          the designated shareholders, respectively.    The Notes
          shall be in the form attached as Exhibit B hereto and shall bear interest at a rate of 7% per annum, shall, subject to prepayment, mature on the fifth anniversary of the Closing Date, shall provide for payments of interest only until maturity, shall provide for quarterly payments of accrued interest and shall, at any time after the third anniversary of the Closing
          Date, permit prepayment of principal and accrued interest by Exchange upon 60 days' notice to the holders of such Notes. The Notes shall be secured by all of the Bank Common Stock pursuant to a Stock Pledge Agreement in the form attached as Exhibit B1 hereto; provided, however, that the holders of such Notes may, anytime at their option, upon 30 days' notice, demand that Exchange obtain and substitute in lieu of such security interest an irrevocable standby letter of credit in the face amount of the Notes, having an expiration date at least thirty (30) days after the maturity date of the Notes and otherwise reasonably acceptable in form and substance to Exchange and such holders, the cost of which shall be borne by the holders of the Notes in an amount not to exceed 0.5% per annum; and

               (ii) The balance of the Merger Consideration in cash.

The shareholders designated in Section 1.07(a)(i) above shall have the right to reallocate the total consideration to be received by each such shareholder between cash and the principal amount of the Note in favor of such shareholder by giving notice thereof to Exchange at least 30 days prior to Closing.

          (b) At the Closing, Exchange shall deliver to each of the shareholders of USB such amount of cash and Notes as such shareholder shall be entitled to receive pursuant to Sections
1.01 and 1.07(a) hereof, and each of the shareholders of USB shall surrender to the Surviving Corporation certificates representing the total number of shares of USB Common Stock owned by such shareholder.

          (c) The Merger Consideration shall be adjusted as follows:

               (i) the Merger Consideration shall be decreased by an amount equal to the parent company indebtedness and other liabilities not taken into account in computing 1997 consolidated results of operations of USB as of the last day of the month next preceding the month in which the Closing occurs; and

               (ii) the Merger Consideration shall be increased
          (or decreased, if a negative number) in an amount equal to (a) USB's consolidated results of operations, without any adjustment for taxes other than taxes actually incurred and not passed through to shareholders pursuant to Subchapter S, excluding realized and unrealized securities gains and losses
          ("Net Income"), for the period from January 1, 1997 through the earlier of September 30, 1997 or the last day of the month next preceding the month in which the Closing occurs, as determined by USB's accountants and subject to reasonable approval of KPMG Peat Marwick
          LLP, and (b) forty percent (40%) of Net Income (if any) for the period from October 1, 1997 through the earlier of December 31, 1997 or the last day of the month next preceding the month in which the Closing occurs, less
          (x) dividends declared or paid by USB after December
          31, 1996 and prior to Closing, (y) any principal repayments of USB's indebtedness made after December
          31, 1996 and prior to closing and (z) any expenses related to negotiation and consummation of the Merger which may be paid or incurred by USB or the Bank; and

               (iii)     the Merger Consideration shall be
          increased (or decreased, if a negative number) in an amount equal to USB's consolidated results of operations, after taxes, excluding realized and unrealized securities gains and losses, for the period from January 1, 1998 through the earlier of March 31, 1998 or the last day of the month next preceding the month in which the Closing occurs, as determined by USB's accountants and subject to reasonable approval of KPMG Peat Marwick LLP, less (x) dividends paid by USB after December 31, 1996 and prior to Closing (y) any principal repayments of USB's indebtedness made after December 31, 1996 and prior to Closing and (z) any expenses related to negotiation and consummation of the Merger which may be paid or incurred by USB or the Bank.

Any negative adjustment of the Merger Consideration shall be an adjustment to the amount payable by Notes pursuant to Section
1.07(a)(ii).

     1.08 Dissenting Shares.

          (a) "Dissenting Shares" means any shares of USB Common Stock held by any holder who becomes entitled to payment of the value of such shares under Section 351.455 of the Missouri Revised Statutes ("Section 351.455"). Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law, and Exchange shall cause the Surviving Corporation to pay such consideration solely with funds provided by Exchange.

          (b) Each party hereto shall give the other prompt notice of any written demands for the payment of the fair value of such shareholder's shares, withdrawals of such objections or demands, and any other instruments, served pursuant to Section 351.455, received by such party, and USB shall give Exchange the opportunity to direct all negotiations and proceedings with respect to such objections or demands. USB shall not voluntarily make any payment with respect to any demands for payment of value and shall not, except with the prior written consent of Exchange, settle or offer to settle any such demands.

     1.09 Reservation of Right to Revise Transaction. The Exchange Entities may at any time change the method of effecting the Acquisition by the Exchange Entities (including without limitation the provisions of this Article I) if and to the extent the Exchange Entities deem such change to be desirable; provided, however, that no such change shall (A) alter or change the amount or kind (being a combination of cash and/or Notes pursuant to Section 1.07 of this Agreement) of the Merger Consideration, (B) in the reasonable opinion of the tax counsel or tax advisor of the Sellers, adversely affect the tax treatment to the holders of USB Common Stock as a result of receiving the Merger Consideration or (C) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement or the Merger Agreement or any other agreement executed in connection herewith. Notwithstanding the foregoing, the Exchange Entities agree not to make an election under Section 338 or Section 338(h)(10) of the Internal Revenue Code such that the transaction shall be treated as a sale of assets for the purposes of taxation.

     1.10 Investment in USB at Closing. At the Closing, Exchange shall invest in or contribute capital to USB in an amount equal to the total indebtedness of USB, including accrued and unpaid interest thereon, as of the Closing Date. Immediately subsequent to the Effective Time, the Surviving Corporation shall use such invested capital to retire all of its indebtedness.


                           ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF SELLERS

     As an inducement to the Exchange Entities to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits and other investigations made by the Exchange Entities, the Sellers hereby jointly and severally represent and warrant to the Exchange Entities as to the following matters, except that warranties of the Bank shall relate only to matters pertaining to the Bank and no party other than a Shareholder shall be responsible for any warranties that relate solely to that Shareholder:

     2.01 Organization and Authority. USB is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business, and is in good standing in all jurisdictions where its ownership, leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. USB is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). A current and accurate list of USB's shareholders, including addresses thereof, and true and complete copies of the articles of incorporation and bylaws of USB, each as in effect on the date of this Agreement, are included in Schedule 2.01 hereof.

     The Bank is a Missouri trust company duly organized, validly existing and in good standing under the laws of the State of Missouri. The deposits of the Bank are insured by the Federal
Deposit Insurance Corporation (the "FDIC") under the Federal
Deposit Insurance Act of 1950, as amended (the "FDI Act"). The Bank is qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has the corporate power and authority to own and operate its properties and to carry out its business as and where the same is now being conducted. A current and accurate list of the Bank's shareholders, including addresses thereof, and true and complete copies of the articles of agreement and bylaws of the Bank, each as in effect on the date of this Agreement, are included in
Schedule 2.01.

     2.02 Corporate Authorization; Records.

          (a) The Bank has the corporate power and authority to enter into this Agreement, and USB has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to the approval of this Agreement by the shareholders of USB and to the approval of the Merger, this Agreement and the Merger Agreement by the shareholders of USB, and such approvals of governmental agencies and other governing boards having regulatory authority over USB and/or the Bank as may be required by applicable law, rule or regulation, to carry out their respective obligations thereunder. The only shareholder vote of USB required to approve the Merger is the affirmative vote of the holders of two thirds of the outstanding shares of USB Common Stock. The execution, delivery and performance of this Agreement and the Merger Agreement by USB have been duly authorized by the Board of Directors of USB. Subject to the approvals, as aforesaid, this Agreement is a valid and binding obligation of the Bank, and this Agreement and the Merger Agreement are the valid and binding obligations of USB, enforceable against each in accordance with their respective terms.

          (b) Except as set forth on Schedule 2.02(b), neither the execution, delivery and performance by USB of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated thereby, nor compliance by USB with any of the provisions thereof will (a) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of USB under any of the terms, conditions or provisions of (i) its articles of incorporation or bylaws, or
(ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which USB is a party or by which it may be bound, or to which USB or any of their respective properties or assets may be subject, or (b) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.02, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to USB or any of its properties or assets.

          (c) The minute books and stock records of USB and the Bank are complete and correct in all respects and accurately reflect in all respects all meetings, consents and other actions of the shareholders, Board of Directors and committees of the Board of Directors occurring since the organization of each.

     2.03 Subsidiaries. USB has no subsidiaries other than the Bank and the Bank has no subsidiaries and does not control, or have any equity ownership interest in, any other corporation, partnership, joint venture or other business association, other than any interest pledged to the Bank in the ordinary course of its business as security for the obligations of third parties to the Bank or held by the Bank as a consequence of its exercise of rights and remedies in respect of any interest pledged as security in respect of such obligation.

     2.04 Capitalization of The Bank and USB. The authorized capital stock of the Bank consists of 20,000 shares of Common Stock, $100.00 par value, of which, as of the date hereof, 20,000 shares were issued and outstanding. The authorized capital stock of USB consists of 3,000 shares of Common Stock, $10.00 par value, of which, as of the date hereof, 562.88 shares (including six (6) director qualifying shares) were issued and outstanding. Except as set forth on Schedule 2.04, USB has and will have as of the Effective Time good and marketable title to 20,000 shares, or 100% of the then issued and outstanding shares of the Bank Common Stock, free and clear of any liens, claims, charges, encumbrances and assessments of any kind or nature whatsoever. There are no other shares of capital stock or other Equity Securities (as defined below) of USB or the Bank outstanding. All of the issued and outstanding shares of the Common Stock of USB and the Bank are validly issued, fully paid and nonassessable. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities.

     2.05 Financial Statements.

          (a) Delivered herewith as Schedule 2.05(a) are copies of the following financial statements:

               (i)  Balance sheets of USB as of December 31,
          1996, 1995 and 1994, related statements of income for the three (3) years ended December 31, 1996;

               (ii) Balance sheets of USB as of March 31, 1997 and related statements of income for the three-month period ended March 31, 1997 (which financial statements were prepared on a "C" corporation basis; all subsequent financial statements shall be prepared on the basis of its status as a "Subchapter S" corporation);

               (iii)     Form FR Y-6 reports of USB as of
          December 31, 1996, 1995 and 1994, and Form FR Y-9LP and
          Form FR Y-9C reports filed during such periods, as furnished by USB to the Federal Reserve; and

               (iv) The Consolidated Reports of Condition and
          Income of the Bank as of and for the years ended
          December 31, 1996, 1995 and 1994, and as of and for the three-month period ended March 31, 1997, as filed by the Bank with the FDIC.

          (b) The financial statements referenced above are referred to collectively as the "Union Financial Statements."
The Union Financial Statements have been prepared in accordance with the books and records of USB and the Bank in accordance with generally accepted accounting principles ("GAAP") or, as to the financial statements referenced in subsection (a)(iii) and
(a)(iv) above, regulatory accounting principles, consistently applied in both cases as applied to financial institutions, and present fairly the consolidated financial positions of USB and the Bank, respectively, at the dates thereof and the consolidated results of their respective operations (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

          (c) USB and the Bank have each prepared, kept and maintained through the date hereof true, correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditions, results of operations, businesses, assets, prospects or operations.

     2.06 Reports. To the best knowledge of Sellers, since January 1, 1994, USB and the Bank have filed all reports, registrations and statements, together with any required amendments thereto, that were required to be filed with any federal, state, municipal or local government, securities, banking, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (such entities being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of each. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Union Reports." To the best knowledge of Sellers, as of their respective dates, the Union Reports complied in all respects with all the rules and regulations promulgated by the applicable Regulatory Authority. To the best knowledge of Sellers, with respect to the Union Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examination of, the Bank or USB.

     2.07 Title to and Condition of Assets.

          (a) Except as may be reflected in the Union Financial Statements or set forth on Schedule 2.07(a) and excepting all real property (which is the subject of Section 2.08), USB and the Bank have, and at the Closing Date will have, good and marketable title to their respective properties and assets, including, without limitation, those reflected on the Union Financial Statements, free and clear of any liens, charges, pledges, encumbrances, defects, claims or rights of third parties, except for liens for taxes, assessments or other governmental charges not yet delinquent.

          (b) No assets reflected on the Union Financial Statements, which in the aggregate exceed $10,000, have been sold, leased, transferred, assigned or otherwise disposed of since March 31, 1997, except in the ordinary course of business or as set forth in Schedule 2.07(b). All dispositions of assets since March 31, 1997, regardless of amount, have been made at fair value.

          (c) To the best knowledge of Sellers, all furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by USB or the Bank, including any of such items leased as a lessee and all facilities and improvements comprising part of any owned or leased real property, taken as a whole, with no single such item being deemed of importance, are fit for the purposes for which they were intended, are in good order and repair, free of defects and in good operating condition, subject only to normal wear and tear. The operation by USB or the Bank of such assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authorities having jurisdiction.

     2.08 Real Property.

          (a) USB owns no real property and neither USB nor the Bank is a lessee of real property, except as set forth in
Schedule 2.08(a). The legal description of each parcel of real property owned by the Bank (other than real property acquired in foreclosures or in lieu of foreclosure in the course of collection of its loans and being held by the Bank for disposition as required by law) is set forth in Schedule 2.08(a) attached hereto (such real property being herein referred to as the "Real Property").

          (b) There is no pending dispute involving the Bank as to the title of or the right to use any of its Real Property.

          (c) The Bank has no interest in any other real property except interests as a mortgagee, and except for real property acquired in foreclosures or in lieu of foreclosure and being held for disposition as required by law.

          (d) To the best knowledge of Sellers, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way or "setback" line and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

          (e) None of the buildings, structures or improvements located on the Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of the Sellers, threatened, with respect to any such building, structure or improvement. The Real Property is in generally good condition, reasonable wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

          (f) Except as may be reflected on the Union Financial Statements or with respect to such easements, liens, defects or encumbrances of record, which to the best knowledge of Sellers, do not individually or in the aggregate adversely affect the use or value of the parcel of Real Property, the Bank has, and at the Closing Date will have, good and marketable title to its Real Property, free and clear of any liens, charges, pledges, encumbrances, defects, claims or rights of third parties, except as set forth in Schedule 2.08(f).

     2.09 Loans, Commitments and Contracts.

          (a) USB has no outstanding loans receivable nor any commitments to lend. Schedule 2.09(a) contains a complete and accurate listing of all contracts entered into with respect to deposits of $250,000 or more, by account or other identifying number, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to or involving extensions of credit or other commitments to extend credit by the Bank with respect to any one entity or related group of entities in excess of $250,000, to which any of the foregoing is a party or by which it is bound, by account or other identifying number, and, where applicable, such other information as shall be necessary to identify any related group of entities.

          (b) Except for the contracts and agreements required to be listed on Schedule 2.09(a) and except as set forth in
Schedule 2.09(b) hereto, neither USB nor the Bank is a party to or bound by any:

               (i)  agreement, contract, arrangement,
          understanding or commitment with any labor union;

               (ii) franchise or license agreement;

               (iii)     written employment, severance or
          termination pay, agency, consulting or similar agreement, contract, arrangement, understanding or commitment in respect of personal services;

               (iv) material agreement, arrangement or commitment
          (A) not made in the ordinary course of business, or (B) pursuant to which USB or the Bank is or may become obligated to invest in or contribute other than pursuant to the Sellers Employee Plans (as that term is defined in Section 2.18 hereof);

               (v) agreement, indenture or other instrument not disclosed in the Union Financial Statements relating to the borrowing of money by the Bank or USB or the guarantee by the Bank or USB of any such obligation
          (other than trade payables or instruments related to transactions entered into in the ordinary course of business by the Bank or USB such as deposits, Fed Funds borrowings, Federal Home Loan Bank Board advances and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $50,000;

               (vi) contract containing covenants which limit the ability of the Bank or USB to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, the Bank or USB may carry on their respective businesses (other than as may be required by law or any applicable Regulatory Authority);

               (vii)     lease of personal property with annual
          rental payments aggregating $25,000 or more;

               (viii) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at the Bank in the ordinary course of business;

               (ix) loans or debts payable or owing by any executive officer or director of the Bank or USB or any other person or entity deemed an "executive officer" or a "related interest" of the Bank or USB, as such terms are defined in Regulation O by the Federal Reserve Board;

               (x) other agreements, contracts, arrangements, understandings or commitments that involve obligations by the Bank or USB of more than $25,000 in the aggregate that extend beyond six months from the date hereof and cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by the Bank or USB in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $250,000.

          (c) The Bank and USB carry property, casualty, liability, directors and officer errors and omissions, products liability and other insurance coverages as set forth in
Schedule 2.09(c).

          (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedule 2.09(a), Schedule 2.09(b), and
Schedule 2.09(c) shall be furnished or made available to the Exchange Entities.

          (e) To the best knowledge of the Sellers, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedule 2.09(a), Schedule 2.09(b) and
Schedule 2.09(c) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than the Bank or USB) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

          (f) Schedule 2.09(f) contains a true, correct and complete listing, as of the date of this Agreement, by account or other identifying number, of (i) all loans in excess of $250,000 of the Bank which have been accelerated during the past twelve months which have not, to date, been repaid or written off, (ii) all loan commitments or lines of credit of the Bank in excess of $250,000 which have been terminated by the Bank during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower which have not, to date, been repaid or written off, (iii) all loans, lines of credit and loan commitments in excess of $250,000 as to which the Bank has given written notice to the borrower or customer of the Bank's intent to terminate during the past twelve months which have not, to date, been repaid or written off, (iv) with respect to all loans in excess of $250,000, all notification letters and other written communications from the Bank to any of its borrowers, customers or other parties during the past twelve months wherein the Bank has requested or demanded that actions be taken to correct existing material defaults or material facts or circumstances which may become defaults, (v) each borrower, customer or other party which has notified the Bank during the past twelve months of, or asserted against the Bank, in writing, any "lender liability" or similar claim, and each borrower, customer or other party which has given the Bank any oral notification of, or asserted against the Bank, any such claim, and (vi) all loans in excess of $50,000 (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status,
(3) where a reasonable doubt exists as to the timely future collectibility of future principal and interest, whether or not interest is still accruing or the loan is less than 90 days past due, (4) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (5) where a specific reserve allocation exists in connection therewith, or (6) that have been classified "substandard," "doubtful" or "loss" or the equivalent thereof by any Regulatory Authority.

     2.10 Absence of Defaults. Except as set forth in Schedule 2.10, there are no pending disputes between the Bank or USB and the other parties to the agreements, contracts, leases, insurance policies and other documents referred to in Schedule 2.09(a),
Schedule 2.09(b), and Schedule 2.09(c), and to the best knowledge of the Sellers, all such agreements, contracts, leases, insurance policies and other documents are in full force and effect and not in default with respect to the Bank or USB or any other party thereto, and will continue in full force and effect immediately after the Closing Date.

     2.11 Absence of Undisclosed Liabilities. Except as disclosed in Schedule 2.11 or in any other Schedule delivered herewith:

          (a) As of the date hereof, neither the Bank nor USB has any debts, liabilities or obligations, equal to or exceeding $25,000, individually, or $50,000, in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Union Financial Statements or the notes thereto in accordance with GAAP consistently applied except:

               (i)  liabilities reflected in the Union Financial
          Statements;

               (ii) deposits, debts, liabilities or obligations incurred since March 31, 1997, in the ordinary and usual course of its businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits, and none of which adversely affect their respective financial positions or results of operations, businesses, assets, prospects or operations; and

               (iii)     liabilities incurred for legal,
          accounting, financial advising fees and out-of-pocket expenses in connection with the Merger and the transactions related thereto.

          (b) To the best knowledge of the Sellers, neither the Bank nor USB was, as of March 31, 1997, and since such date to the date hereof has become a party to, any contract or agreement, excluding deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by the Bank or USB in the ordinary course of business which affected, affects or may reasonably be expected to affect, materially and adversely, its financial position, results of operations, business, assets or operations.

     2.12 Allowance for Loan and Lease Losses; Non-Performing
Assets.

          (a) All of the accounts, notes and other receivables which are reflected in the balance sheet of the Bank as of March 31, 1997 were acquired in the ordinary course of business and are to the best knowledge of Sellers collectible in full in the ordinary course of business, except for possible loan and lease losses for which reserves have been made on the financial statements in accordance with regulatory requirements in the allowance for loan and lease losses in such balance sheet.

          (b) The allowance for loan losses contained in the balance sheet of the Bank as of March 31, 1997 was established in accordance with the past practices and experiences of the Bank and such allowance was adequate in all material respects under applicable regulatory requirements to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet; provided, however, nothing herein contained shall be construed as a warranty of the collectibility of any loan or that the actual loan losses incurred will not exceed the amount of the allowance. The reserve for loan losses as of the Closing
Date shall be equal to or greater than the amount of the reserve for loan losses reflected on the financial statements of USB as of March 31, 1997.

          (c) Schedule 2.12(c) sets forth as of the date of this Agreement all assets classified as real estate acquired through foreclosure, including in-substance foreclosed real estate ("Non-
Performing Assets").

     2.13 Taxes.

          (a) Each of USB and the Bank has timely filed or will timely file (including all extensions) all tax returns required to be filed at or prior to the Closing Date ("Union Returns").
To the best knowledge of Sellers, each of USB and the Bank has paid, or has set up adequate reserves on the Union Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the Union Financial Statements for the payment of all taxes anticipated to be payable in respect of the period subsequent to the last of said periods (treating for this purpose the Closing Date as the last day of an applicable period, whether or not it is in fact the last day of a taxable period). Neither USB nor the Bank will have any liability for any such taxes in excess of the amounts so paid or reserves so established, and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitively) against USB or the Bank which would not be covered by existing reserves. To the best knowledge of Sellers, neither USB nor the Bank is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal, state and foreign income tax returns of each of USB and the Bank have not been audited by the Internal Revenue Service (the "IRS") or the state or foreign taxing authority during the previous seven years. Neither USB nor the Bank has made any election under Income Tax Regulation Sections 1.1502-33(d)(3) or 1.1552-1(c), each of which relates to the allocation of the consolidated federal income tax liability, and, other than the Tax Sharing Agreement dated August 9, 1984 by and between USB and the Bank (the "Tax Sharing Agreement"), neither USB nor the Bank is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement, or any other contractual obligation to pay or contribute to the tax obligations of any other person. There is no deficiency or presently pending refund litigation or matter in controversy with respect to Union Returns. Neither USB nor the Bank has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

          (b) Neither Sellers' election to convert USB to Subchapter S status nor the termination of such status as a result of the transactions contemplated by this Agreement and the

Merger Agreement shall cause USB or the Bank to incur any liability for income taxes which shall not be accrued or paid during the period from January 1, 1997 through the earlier of September 30, 1997 or the last day of the month next preceding the month in which the Closing occurs.

     2.14 Material Adverse Change. Since March 31, 1997, there has been no material adverse change in the financial condition, results of operations, business, assets, prospects or operations of USB or the Bank taken as a whole, other than changes in banking laws or regulations, or interpretations thereof, or other conditions that affect the banking industry generally, or changes in the general level of interest rates.

     2.15 Litigation and Other Proceedings. Except as set forth in Schedule 2.15, neither USB nor the Bank is a party to any pending or, to the best knowledge of the Sellers, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition, results of operations or prospects of USB or the Bank. Without limiting the generality of the foregoing, except as set forth in Schedule 2.15, there are no actions, suits or proceedings pending or, to the best knowledge of the Sellers, threatened against USB or the Bank or any of their respective officers or directors by any shareholder of USB or the Bank (or any former shareholder) or involving claims under the Community Reinvestment Act of 1977, Bank Secrecy Act, the fair lending laws or any other laws applicable to the Bank.

     2.16 Compliance with Laws.

          (a) To the best knowledge of the Sellers, USB and the Bank have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened; and, to the best knowledge of Sellers, all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a material adverse effect on the financial condition, results of operations, business or prospects of USB or the Bank.

          (b) Each of USB and the Bank has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights and occupational health and safety laws and regulations and including, without limitation, in the case of the Bank, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, the violation of which could reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of USB or the Bank, and neither USB nor the Bank is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit or license of any Regulatory Authority or court, whether federal, state, municipal or local and whether at law or in equity.

          (c) Except as set forth in Schedule 2.16, and to the best knowledge of Sellers, neither USB nor the Bank is subject to or reasonably likely to incur a material liability as a result of its ownership, operation or use of any Property (as defined below) of USB or the Bank (whether directly or as a consequence of such Property being part of the investment portfolio of the
Bank) (A) that contains any hazardous waste, toxic substance or related materials, including, without limitation, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment (collectively, a "Hazardous Substance"), or (B) on which any Hazardous Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by USB or the Bank, including, without limitation, property under foreclosure and property in which any venture capital or similar unit of the Bank has an ownership or possessory interest. No claim, action, suit or proceeding is pending against USB or the Bank relating to the Property before any court or other Regulatory Authority or arbitration tribunal relating to Hazardous Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting USB or the Bank with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of USB or the Bank which reasonably could be expected to have a material adverse effect on the condition of USB or the Bank.

          (d) Since December 31, 1993, neither USB nor the Bank has received any notification or communication which has not been favorably resolved from any Regulatory Authority (i) asserting that USB or the Bank is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.16 or in any writing previously furnished to the Exchange Entities and (B) reasonably could not be expected to have a material adverse effect on the condition of the Bank,
(ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the condition of the Bank including, without limitation, the Bank's status as an insured depository institution under the FDI Act, (iii) requiring or threatening to require USB or the Bank, or indicating that USB or the Bank may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of USB or the Bank, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

          (e) Neither USB nor the Bank is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

     2.17 Labor. No work stoppage involving USB or the Bank is pending or, to the best knowledge of Sellers, threatened. Neither USB nor the Bank is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could adversely affect the business of USB or the Bank. Employees of USB and the Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     2.18 Employee Benefit Plans.

          (a) Schedule 2.18(a) lists all pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by USB or the Bank in respect of any of the present or former directors, officers or other employees of and/or consultants to USB or the Bank (collectively, the "Sellers Employee Plans"). The Sellers have furnished the Exchange Entities with the following documents with respect to each of the Sellers Employee Plans: (i) a true and complete copy of all written documents comprising such Sellers Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Sellers Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

          (b) All of the Sellers Employee Plans have been maintained and operated in all material respects in accordance with their terms and the requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA and the Internal Revenue Code (the "Code"). All contributions required to be made to the Sellers Employee Plans have been made.

          (c) With respect to each of the Sellers Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the best knowledge of the Sellers, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) to the best knowledge of the Sellers, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or, to the best knowledge of the Sellers, USB or the Bank, to any tax or penalty; and (iii) except as set forth in Schedule 2.18(c), no Pension Plan or any trust created thereunder has been terminated, nor to the best knowledge of the Sellers have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1989. Except as set forth in Schedule 2.18(c), no Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

          (d)  Except as set forth on Schedule 2.18(d), neither
USB nor the Bank has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

          (e) Neither USB nor the Bank has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

          (f) Except as set forth on Schedule 2.18(f), neither the execution nor delivery of this Agreement or the Merger Agreement, nor the consummation of any of the transactions contemplated hereby and thereby, nor the termination of any of the Sellers Employee Plans which may occur as a result of the consummation of any of the transactions so contemplated, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due from USB or the Bank to any director or employee of USB or the Bank, (ii) increase any benefit otherwise payable under any of the Sellers Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit.

     2.19 Conduct of USB's and The Bank's Businesses to Date. Except as set forth in Schedule 2.19 or otherwise in this Agreement, from and after March 31, 1997: (a) USB and the Bank have carried on their respective business in the ordinary and usual course consistent with past practices, (b) neither USB nor the Bank has issued or sold any of its capital stock or any corporate debt securities which would be classified as long-term debt on its balance sheet, (c) neither USB nor the Bank has granted any option for the purchase of its capital stock, effected any stock split or otherwise changed its capitalization,
(d) neither USB nor the Bank has, directly or indirectly, redeemed or otherwise acquired any of its capital stock,
(e) neither USB nor the Bank has incurred any obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties, (f) neither USB nor the Bank has discharged or satisfied any lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, (g) neither USB nor the Bank has sold, assigned, transferred, leased, exchanged or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business, (h) neither USB nor the Bank has increased the rate of compensation of, or paid any bonus to, any of its directors, officers or other employees, except merit or promotion increases in accordance with existing policy, entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance or other similar contract, entered into, terminated or substantially modified any of the Sellers Employee Plans in respect of any of its present or former directors, officers or other employees, or agreed to do any of the foregoing, (i) neither USB nor the Bank has suffered any damage, destruction or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance, and
(j) neither USB nor the Bank has entered into any transaction, contract or commitment outside the ordinary course of its business. Notwithstanding anything to the contrary contained herein, Bank and USB, in turn, shall, prior to the Effective Time, declare a dividend equal to consolidated earnings, if any, which would constitute an increase to the Merger Consideration under Sections 1.7(c)(ii) and (iii) of this Agreement for the period January 1, 1997 through the last day of the month next preceding the month in which the Closing occurs less principal payments of indebtedness and estimated expenses of this transaction.

     2.20 Full Disclosure. No representation or warranty of the Sellers contains any untrue statement of a material fact or omits to state a material fact necessary in order to (i) make the statements contained herein not materially misleading or
(ii) provide a prospective purchaser of the USB Common Stock with all material information as to the properties and business of the Bank.

     2.21 Brokers and Finders; Other Liabilities. Neither USB nor the Bank nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for USB and/or the Bank in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby.

     2.22 Interest Rate Risk Management Instruments. Except for caps on interest rates made on loans in the ordinary course of its business, the Bank is not a party to, nor are any of its properties or assets bound by, interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements.

     2.23 Representations Concerning Shareholders.

          (a)  Ownership.  Except as set forth on
Schedule 2.23(a), (i) Wetzel is the owner, beneficially and of record, of 58.5 shares of USB Common Stock, free of any lien, claim, charge or encumbrance of any nature whatsoever; (ii) the Wetzel Trust is the owner, beneficially and of record, of 230 shares of USB Common Stock, free of any lien, claim, charge or encumbrance of any nature whatsoever; (iii) Thomason is the owner, beneficially and of record, of 111.63 shares of USB Common Stock, free of any lien, claim, charge or encumbrance of any nature whatsoever; and (iv) Smith is, or as of the Closing Date will be, the owner, beneficially and of record, of 110 shares of USB Common Stock, free of any lien, claim, charge or encumbrance of any nature whatsoever.

          (b) Power. Each Shareholder has complete and unrestricted power to enter into this Agreement and all other agreements to be executed and delivered by Shareholders hereunder, to transfer their shares pursuant to the Merger, and to perform their obligations hereunder and thereunder.

          (c) Binding Obligation. This Agreement has been, and all other agreements and documents to be executed and delivered by Shareholders hereunder will be at or prior to the closing, duly authorized, executed and delivered by Shareholders and constitute the legal, valid and binding obligations of all Shareholders enforceable against each Shareholder in accordance with its terms.

          (d) No Violations or Defaults. The execution and delivery of this Agreement and all other agreements to be executed and delivered by Shareholders hereunder, and the consummation of the transactions contemplated hereby and thereby, by Shareholders will not violate any provision of, or constitute a default under, any law, regulation, order or judgment or any contract or other agreement to which any of Shareholders is a party or by which any of them is bound or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon the outstanding capital stock of USB or the Bank.


                          ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF THE EXCHANGE ENTITIES

     As an inducement to the Sellers to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits or other investigations made by the Sellers, the Exchange Entities hereby jointly and severally represent and warrant to the Sellers as to the following matters:

     3.01 Organization and Authority. Exchange and Acquisition Company are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, each is duly qualified to do business and each is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and each has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Exchange is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     3.02 Corporate Authorization.

          (a) Exchange and Acquisition Company each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Exchange and Acquisition Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Exchange and the Board of Directors of Acquisition Company, and no other approval of the respective Boards or shareholders or any committees thereof is required. Subject to such approvals of governmental agencies and other governing boards having regulatory authority over Exchange and Acquisition Company as may be required by statute or regulation, this Agreement is a valid and binding obligation of Exchange and Acquisition Company, enforceable against each in accordance with its terms.

          (b) Neither the execution, delivery and performance by Exchange or Acquisition Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Exchange or Acquisition Company with any of the provisions hereof, will (a) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Exchange or Acquisition Company under any of the terms, conditions or provisions of (i) their respective Articles of Incorporation or Bylaws or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Exchange or Acquisition Company is a party or by which it may be bound, or to which Exchange or Acquisition Company or any of its properties or assets may be subject, or (b) subject to compliance with the statutes and regulations referred to in subsection (c) of this
Section 3.02, to the best knowledge of the Exchange Entities, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Exchange or Acquisition Company or any of their properties or assets.

          (c) Other than in connection with or in compliance with the provisions of the Missouri Corporate Law, the Securities Act of 1993 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, or any required approvals of the Federal Reserve Board or the Missouri Director of Finance, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Exchange, and Acquisition Company of the transactions contemplated by this Agreement and the Merger Agreement.

     3.03 Exchange Financial Statements. The consolidated balance sheet of Exchange and its subsidiary bank (hereinafter sometimes referred to collectively as the "Exchange Subsidiary") as of December 31, 1996, and related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1996, together with the notes thereto, audited by KPMG Peat Marwick LLP, as filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Exchange Financial Statements"), have been prepared in accordance with GAAP, consistently applied as applicable to financial institutions, represent fairly the consolidated financial position of Exchange and the Exchange Subsidiary at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Exchange and the Exchange Subsidiary for the periods stated therein and are derived from the books and records of Exchange and the Exchange Subsidiary.

     3.04 Reports.  Since January 1, 1992, Exchange and the
Exchange Subsidiary have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with (i) the SEC, including, but not limited to, Annual Report on Form 10-KSB, Forms 10-QSB, Forms 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Office of the Comptroller of the Currency (the "OCC"), and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Exchange Reports." As of their respective dates, the Exchange Reports complied with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the OCC and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.05 Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the financial condition, results of operations or prospects or Exchange and the Exchange Subsidiary taken as a whole, other than changes in banking laws or regulations, or interpretations thereof, or other conditions that affect the banking industry generally, or changes in the general level of interest rates.

     3.06 Brokers and Finders. Exchange has employed Hovde Financial, Inc. ("Hovde") as a broker/finder for Exchange in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and Exchange shall pay all of the fees and expenses of Hovde in connection therewith. Neither Exchange, nor any of its officers, directors or employees, has employed any broker or finder other than Hovde or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees to any entity other than Hovde in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

     3.07 Legal Proceedings or Other Adverse Facts. There is no legal action or governmental proceeding or investigation pending, or to the best knowledge of the Exchange Entities, threatened against Exchange or Acquisition Company that could prevent or adversely affect or seeks to prohibit the consummation of the transactions contemplated hereby, nor is Exchange or Acquisition Company subject to any order of a court or governmental authority having any such effect. Neither Exchange nor Acquisition Company has knowledge of any other fact that could prevent or adversely affect the consummation of the transactions contemplated hereby.

     3.08 Validity of Notes. Each Note and the security and collateral documents therefor, are the legal, valid and binding obligations of Exchange, enforceable against Exchange in accordance with their respective terms.

     3.09 Absence of Unreported Events. From December 31, 1996 to the date of this Agreement, no events which would be required to be included in any reports, registrations or statements filed with the SEC have occurred except as have been disclosed in such reports, and a copy of each such report has been provided to Sellers.

                           ARTICLE IV
       CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

     4.01 Conduct of Businesses Prior to the Closing Date.
During the period from the date of this Agreement to the Closing Date, USB and the Bank shall (i) conduct their respective businesses according to the ordinary and usual course consistent with past and current practices, (ii) conduct their respective businesses in accordance with the budgets delivered to Exchange, provided, however, that no additional provisions for loan losses, shall be made except as may be necessary to maintain the reserve for loan losses in accordance with Section 2.12(b) of this Agreement, (iii) seek to keep the expenses of their respective businesses at levels consistent with past practices, and (iv) use their best efforts to maintain and preserve their respective business organizations, value of their franchise, employees and advantageous business relationships and retain the services of their officers and key employees.

     4.02 Forbearances of USB and The Bank. Except as set forth on Schedule 4.02, during the period from the date of this Agreement to the Closing Date, neither USB nor the Bank shall, without the prior written consent of the Exchange Entities:

          (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock, except that (i) the Bank may declare and pay dividends required to pay the expenses of USB or to make scheduled USB principal and interest payments on debt; (ii) prior to September 30, 1997, the Bank and USB may declare and pay dividends that represent a distribution of, and do not in the aggregate exceed, USB's consolidated net income from operations, excluding realized and unrealized gains or losses in securities transactions during the nine months ending September 30, 1997; and (iii) on the Closing Date, USB may either repurchase the six shares of USB Common Stock held by the directors of the Bank as director qualifying shares for $100 per share pursuant to that certain agreement dated December 30, 1996 or require that Exchange exchange one share of its stock for each director qualifying share and assume all rights and obligations under the agreement with respect to such shares.

          (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Sellers Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except
(i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract and (iii) such increase of which the Sellers notify the Exchange Entities in writing and which the Exchange Entities do not disapprove within 10 days of the receipt of such notice;

          (c) propose or adopt any amendments to its articles of incorporation or other charter document or bylaws;

          (d) issue, sell, grant, confer or award any of its Equity Securities or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

          (e) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

          (f) without first consulting with Exchange, enter into, renew or increase any loan or credit commitment (including stand-by letters or credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $250,000 or in any amount which, when aggregated with any and all loans or credit commitments of the Bank to such person or entity, would be in excess of $250,000; or Lend to any person other than in accordance with the Bank's lending policies as in effect on the date hereof; provided, however, that Bank shall give Exchange prior written notice of its request to act contrary hereto and if Exchange has not responded within five (5) days of such request Bank may proceed in accordance with its good faith business judgment;

          (g) except as directed by any regulatory agency on its own motion or otherwise required by applicable law, take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement and the Merger Agreement or the ability of the Exchange Entities and the Sellers to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement and the Merger Agreement or to perform its covenants and agreements under this Agreement or the Merger Agreement;

          (h) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

          (i) in the case of the Bank, materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions which would materially extend the average maturity of the portfolio or which are greater than $500,000 for U.S. Treasury Securities and Federal Agency securities and $100,000 for all other investment instruments, provided that for purposes of this Subsection (k), such consent shall not be unreasonably withheld;

          (j) agree in writing or otherwise take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in
Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act;
provided, however, that USB and Bank may elect to terminate their election to be treated as a Subchapter S corporation anytime prior to the Effective Date;

          (k) enter into or increase any loan or credit commitment (including standby letters of credit) to any executive officer or director of USB or the Bank, any shareholder of USB or the Bank, or any entity controlled, directly or indirectly, by any of the foregoing, without first obtaining the prior written consent of Exchange, which consent shall not be unreasonably withheld;

          (l) other than in the ordinary course of business consistent with past practice, acquire, mortgage or dispose of any material assets;

          (m) make any capital investments in excess of $25,000 individually or $75,000 in the aggregate;

          (n) excluding loans in the ordinary course of its business, enter into any individual contract under which the liability of USB or the Bank is in excess of $25,000, or enter into any contracts under which, in the aggregate, the liability of USB or the Bank is in excess of $50,000; or

          (o) other than in the ordinary course of business consistent with past practice, enter into any other material agreements.

     4.03 Forbearances of the Exchange Entities. During the period from the date of this Agreement to the Closing Date, the Exchange Entities shall not, without the prior consent of the Sellers, agree in writing or otherwise engage in any activity, enter into any transaction or take or omit to take any other action which would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                           ARTICLE V
                      ADDITIONAL COVENANTS

     5.01 Access and Information; Due Diligence.

          (a) USB and the Bank each shall afford to the Exchange Entities, and to the Exchange Entities' accountants, counsel and other representatives, full access during normal business hours, during the Exchange Due Diligence Period (as hereinafter defined) and during any six (6) business days per month (and upon reasonable request for such additional time as may be required, provided such request shall not disrupt the normal operation of the Bank) during the period from the expiration of the Exchange
Due Diligence Period to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the Exchange Entities (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state banking laws and (ii) all other information concerning its business, properties and personnel as the Exchange Entities may reasonably request. In the event of the termination of this Agreement, the Exchange Entities shall, and shall cause their respective advisors and representatives to, (1) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (2) return to USB and the Bank all documents (including copies thereof) obtained hereunder from USB and the Bank and (3) use their best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

          (b) Exchange, promptly following the date of this Agreement, shall commence its review of USB and the Bank and their respective operations, business affairs, prospects and financial conditions, including, without limitation, those matters which are the subject of USB' and the Bank's representations and warranties included herein (the "Exchange Due Diligence Review"). Exchange shall conclude such review by not later than thirty (30) days after the date of this Agreement (the "Exchange Due Diligence Period"). Exchange shall advise USB and the Bank of any situation, event, circumstance or other matter which first came to the attention of Exchange during the Exchange Due Diligence Review which could result in the termination of this Agreement by Exchange pursuant to Section 7.01(d) hereof, or, if applicable, of the absence of any situation, event, circumstance or other matter, it being the intention of Exchange to provide notice to USB and the Bank, as promptly as possible, of any perceived impediment to the consummation of the Merger. Notwithstanding anything hereinabove contained or implied to the contrary, the Exchange Due Diligence Review shall not limit, restrict or preclude, or be construed to limit, restrict or preclude, Exchange, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Exchange Due Diligence Period of any event or condition which was not detected in the Exchange Due Diligence Review by Exchange and which would constitute a breach of any material representation, warranty or agreement of USB or the Bank under this Agreement.

     5.02 Regulatory Matters. Each of the parties hereto shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings, and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Merger Agreement as soon as is reasonably practicable after the date of this Agreement, including, without limitation, Exchange filing the necessary applications with the Federal Reserve Board and the Missouri Director of Finance.

     5.03 Shareholder Approvals. USB shall call a special meeting of its shareholders to be held as soon as is reasonably practicable for the purpose of voting upon this Agreement and the Merger Agreement and related matters. The Board of Directors of USB shall submit and recommend for approval of their respective shareholders the matters to be voted upon at such meetings. The
Board of Directors of USB hereby does and will recommend this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby to its shareholders and use its best efforts to obtain the votes and approvals of its shareholders necessary for the approval and adoption of the matters contemplated hereby.
Each of the Shareholders agrees to vote all shares of USB Common
Stock that he owns of record for the approval of this Agreement and the Merger Agreement at the special meeting of shareholders of USB, or if the transaction is altered by Exchange to a direct purchase of stock pursuant to Section 1.09, to sell his shares of USB for a purchase price equal to that portion of the Merger Consideration that such Shareholder would be entitled to receive under this Agreement.

     5.04 Current Information. During the period from the date of this Agreement to the Closing Date, each party will promptly furnish all other parties with copies of all relevant interim financial statements (monthly in the case of USB and the Bank and quarterly in the case of Exchange) as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other parties of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto:
(a) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any respect; (b) any material change in its business, financial condition, results of operations or prospects; (c) the issuance or commencement of any governmental and/or regulatory agency complaint, investigation or hearing or any communications indicating that the same may be contemplated and, as to any such matter which shall now or hereafter be in effect, any communications pertaining thereto; or
(d) the institution or the threat of any material litigation involving such party.

     5.05 Environmental Reports. The Bank shall provide to the Exchange Entities within twenty (20) days after request, with respect to all Real Property presently owned by the Bank, and as soon as reasonably practicable, but not later than twenty (20) business days, after the acquisition or leasing, foreclosure or repossession by the Bank of any Real Property subsequent to the date hereof, a report of a phase one environmental investigation of such Real Property consistent with ASTM practices (excluding space in retail or similar establishments leased by the Bank for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of the Exchange Entities, the Exchange Entities shall be permitted to obtain, at its expense, a phase two investigation report on such designated parcels as soon as practicable. The Exchange Entities shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify the Sellers of any dissatisfaction with the contents of such report. If the Exchange Entities are dissatisfied with the contents of such report due to the fact that: (i) the estimated costs of all remedial or other corrective actions or measures with regard to the real property referred to above required by applicable law (the "Remediation Costs") exceed $250,000 in the aggregate, as reasonably estimated by an environmental expert retained for such purpose by the Exchange Entities, or (ii) the costs of such remedial or other corrective actions cannot be reasonably estimated by such expert to be $250,000 or less with any reasonable degree of certainty, then the Exchange Entities, at its sole discretion, shall have the right to terminate this Agreement upon fifteen (15) days' notice to Sellers unless Sellers, upon receipt of such notice, elect within fifteen (15) days thereafter to reduce the Merger
Consideration by an amount equal to the Remediation Costs (or in the case of an inability to estimate such costs, by an amount equal to the actual costs of such required remedial or other corrective actions), in which case the Merger Consideration shall be so reduced and this Agreement shall not be terminated pursuant to this Section.

     5.06 Expenses. Each party hereto shall bear its own costs and expenses incident to preparing, entering into and carrying out this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, whether or not the Merger shall be consummated or this Agreement shall subsequently be terminated.

     5.07 Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement as expeditiously as possible, including, without limitation, using their respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and thereby. The Sellers and the Exchange Entities shall use their best efforts to obtain consents of all third parties and governmental bodies necessary or, in the opinion of any of the foregoing, desirable for the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

     5.08 Press Releases. The Sellers and the Exchange Entities shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement, the Merger Agreement or any of the transactions contemplated hereby or thereby. Unless in the reasonable opinion of Exchange's counsel an announcement is required by the securities laws, no announcement shall be made by either party without the consent of the other party unless and until either: (i) the Due Diligence Period shall have expired, and (ii) Exchange has notified USB that Exchange waives its termination right pursuant to Section 7.01(d) and Section 7.01(f).

     5.09 Indemnification of USB and The Bank's Directors,
Officers and Employees.

          (a) Exchange agrees that the Merger shall not affect or diminish any of the Bank's or Surviving Corporation's (with respect to USB and the Bank) duties and obligations of indemnification existing at the Effective Time of the Merger in favor of employees, agents, director or officers of the Bank or Surviving Corporation arising by virtue of its charter or Bylaws in the form in effect at the date hereof or arising by operation of law or arising by virtue of any contract, resolution, or other agreement or document existing at the date hereof, and such duties and obligations shall continue in full force and effect for so long as they would otherwise survive and continue in full force and effect. To the extent that the Bank's or Surviving Corporation's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, the Sellers agree to give proper notice to the insurance carrier and to the Exchange Entities of a potential claim thereunder so as to preserve the Bank's or Surviving Corporation's rights to such insurance coverage.

          (b) If after the Effective Time, the Surviving Corporation or the Bank or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or entity, that in each such case, proper provisions shall be made so that the successors and assigns of this Surviving Corporation or the Bank shall assume any remaining obligations of such surviving corporation or the Bank set forth in this Section 5.09. If the Bank or the Surviving Corporation shall liquidate, dissolve or otherwise wind up its business, then the Exchange Entities shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that the Surviving Corporation or the Bank was so obligated pursuant to this Section 5.09.

          (c) For a period of three (3) years after the Effective Time, Exchange will continue the Bank's and the Surviving Corporation's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Effective Time.

     5.10 Employee Benefit Plans.

          (a) Following the Effective Time, the Exchange Entities shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 5.10 between the Bank and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Sellers Employee Plans.

          (b) The provisions of any plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Bank or USB shall be terminated as of the Effective Time, so that following the Effective Time no person shall have any right to acquire any securities of the Bank or USB.

          (c) Unless otherwise agreed by USB and Exchange, as of the Effective Time USB and Exchange shall take the following actions to the extent practicable:

               (i) By amendment to the Union State Bank & Trust of Clinton Profit Sharing Plan, which shall be effective as of the Effective Time, all participants shall be 100% vested, and such Plan shall be merged into the Exchange Profit Sharing Trust or a new Bank Profit Sharing Plan or the Union State Bank & Trust of Clinton Profit Sharing Plan shall be frozen.

               (ii) The employees of Bank who continue to work for the Bank after the Effective Time shall participate in the Exchange Profit Sharing Plan or a Bank Profit
          Sharing Plan under the terms of such Plan as amended from time to time. The service of such employees while employed by Bank prior to the Effective Time shall be counted for eligibility and vesting purposes but not for benefit accrual purposes in such Plan. The level of contribution to the Exchange Profit Sharing Plan or a Bank Profit Sharing Plan for the benefit of the Bank employees need not be the same as that for other
          Exchange employees, but shall not be less than Bank's current contribution to the Union State Bank & Trust of Clinton Profit Sharing Plan.

               (iii) Whether and when the employees of Bank who continue to work for the Bank after the Effective Time shall participate in the Exchange Pension Plan as amended from time to time or a new Bank Pension Plan, and the terms of such participation will, subject to legal requirements, be determined by Exchange after the Effective Time.

               (iv) Exchange shall, with respect to each employee of the Bank who continues to work for the Bank after the Effective Time, provide the benefits described in this Section 5.10(c)(iv). Subject to the right of subsequent amendment, modification or termination in Exchange's sole discretion, each such employee shall be entitled to receive fringe benefits on terms no less favorable to such employees than provided by their current terms of employment with the Bank.

     5.11 Consulting/Noncompetition Agreements.  At the Closing,
Exchange will enter into a Consulting/Noncompetition Agreement with each of Wetzel and Thomason in the form attached hereto as Exhibit C.

     5.12 Noncompetition Agreement. At the Closing, Exchange will enter into a Noncompetition Agreement with Smith in the form attached hereto as Exhibit D.

     5.13 Employment Agreements.  At the Closing, Exchange and
Smith and Exchange and Hockenberry will enter into three-year employment agreements in the form attached hereto as Exhibit E and Exhibit F, respectively.

     5.14 Appointment to Exchange Board of Directors. Exchange agrees that following the Closing, Smith will be appointed to the Board of Directors of Exchange, and Exchange represents that its present intention is to nominate Smith for reelection as a Board candidate at subsequent meetings of the shareholders of Exchange.

     5.15 The Board of Directors of the Bank.

          (a) Sellers agree that concurrently with the Closing, Sellers will take all actions necessary to ensure that David T.
Turner is appointed to the Board of Directors of the Bank.

          (b) Exchange and the Individual Shareholders agree that following the Closing, each of the Individual Shareholders will continue to serve on the Board of Directors of the Bank, and Exchange represents that its present intention is to continue to elect each of the Individual Shareholders as directors of the Bank so long as they are able to serve in such capacity. Each of the Individual Shareholders agrees, if elected, to serve as a director of the Bank, if able to do so, for a period of six years following the Closing.

     5.16 Notes Held Solely for Investment Purposes.  The
Individual Shareholders agree and acknowledge that they will hold their respective Notes solely for purposes of investment and without any intent to distribute such Notes.

     5.17 Shareholders Purchase of Property. On or before the Effective Date, Shareholders shall be entitled to purchase from the Bank that portion of the real property and improvements thereon located at 125 N. Main Street, Clinton, Missouri consisting of a garage known as the "Downtown Drive-In Facility", together with a 30 foot wide access easement from the overhead door on the east side of such building to North Main Street. The purchase price shall be $41,500, which is the appraised value set forth in that certain appraisal report dated June 10, 1997 prepared by Whitlow Appraisal Services.

     5.18 Regulatory Approvals. The Exchange Entities shall use their best efforts to file within ten (10) business days following the expiration of the Exchange Due Diligence Period, and to diligently prosecute, all regulatory applications required to be filed by it in order to consummate the Merger. The Exchange Entities shall use their reasonable best efforts to obtain all legally required approvals for the consummation of the Merger and the other transactions contemplated hereby. The Exchange Entities shall keep Sellers reasonably informed as to the status of such applications and make available to Sellers, upon reasonable request by Sellers from time to time, copies of such applications and any supplementally filed materials.

     5.19 Breaches. Each of Exchange and Acquisition Company shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Sellers and use its best efforts to prevent or promptly remedy the same.

     5.20 Consummation of Agreement. The Exchange Entities shall perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.


                           ARTICLE VI
                           CONDITIONS

     6.01 Conditions to Each Party's Obligation To Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

          (a) The approval of the Merger, this Agreement and the Merger Agreement shall have received the approval of the Board of Directors of Exchange and the requisite vote of shareholders of USB at the special meeting of shareholders called pursuant to
Section 5.03 hereof.

          (b) This Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall have been approved by the Federal Reserve, the Missouri Director of Finance and any other federal and/or state regulatory agencies whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall be continuing in effect.

          (c)  Neither USB, the Bank, Exchange nor Acquisition
Company shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (d) No litigation challenging the Merger shall be pending or have been threatened.

     6.02 Conditions to Obligations of the Sellers. The obligations of the Sellers to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a)  Representations and Warranties.  The
representations and warranties of the Exchange Entities set forth in Article III hereof shall be true and correct in all material respects, except such as are not of a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of Exchange and its subsidiaries, taken as a whole, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except
(i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a material adverse effect on the condition of Exchange and its subsidiaries taken as a whole and (iii) for the effect of transactions contemplated by this Agreement) and the Sellers shall have received a signed certificate which is to the best knowledge of the Chairman of the Board and President of Exchange, signing solely in his capacity as an officer of Exchange, and is to that effect and also states that all of the conditions set forth in Sections 6.01 and 6.03 shall have been satisfied or waived as provided therein.

          (b) Performance of Obligations. The Exchange Entities shall have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Effective Time, and the Sellers shall have received a signed certificate which is to the knowledge of the Chairman of the Board and President of Exchange, signing solely in his capacity as an officer of Exchange, and is to that effect.

          (c) Permits, Authorizations, etc.. The Exchange Entities shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger, and all waiting periods required by law shall have expired.

          (d) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of Exchange and its subsidiaries, taken as a whole.

          (e) Opinion of Counsel. Exchange shall have delivered to the Sellers an opinion of counsel to Exchange dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit G to this Agreement.

     6.03 Conditions to Obligations of the Exchange Entities.
The obligations of the Exchange Entities to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a)  Representations and Warranties.  The
representations and warranties of the Sellers set forth in
Article II hereof shall be true and correct in all material respects, except such as are not of a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of USB or the Bank, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a material adverse effect on the condition of USB or the Bank and
(iii) for the effect of transactions contemplated by this Agreement) and Exchange shall have received a signed certificate which is to the best knowledge of the Chairman of the Board and President of each of USB and the Bank and is to that effect.

          (b) Performance of Obligations. The Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Exchange shall have received a signed certificate which is to the knowledge of the Chairman of the Board and President of each of USB and the Bank and is to that effect.

          (c) Permits, Authorizations, etc. The Sellers shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to USB or the Bank's businesses required for the consummation of the Merger, and the Sellers shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

          (d) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business, assets (real, personal or mixed), financial condition or results of operations of USB or the Bank.

          (e) Opinion of Counsel. The Sellers shall have delivered to Exchange an opinion of counsel to the Sellers dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit H to this Agreement.

          (f) Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be held or taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel to Exchange, and Sellers shall have made available to Exchange and its authorized representatives for examination the originals or true and correct copies of all documents relating to the business and affairs of USB and the Bank which Exchange and its authorized representatives may reasonably request.

          (g)  Employment of Hockenberry.  Exchange and
Hockenberry shall have entered into an employment agreement on terms satisfactory to Exchange and as described in Section 5.13.

          (h) Total Assets of the Bank. As of the Closing Date, the total assets of the Bank shall be equal to or greater than $127,000,000, and the tangible equity capital of the Bank shall be equal to or greater than $9,078,000, excluding unrealized securities gains or losses and realized securities gains during calendar year 1997.

          (i) Indebtedness of USB. As of the Closing Date, the principal amount of the total indebtedness of USB shall not exceed the principal amount of the total indebtedness of USB as of March 31, 1997.

          (j)  Limitation on Certain Loans and Non-Performing
Assets.  The aggregate amount of all loans described by Section
2.09(f)(vi) and all Non-Performing Assets pursuant to Section
2.12(c) shall not exceed $500,000.


                          ARTICLE VII
               TERMINATION, AMENDMENT AND WAIVER

     7.01 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of USB,

          (a) by mutual consent by the Board of Directors of Exchange and the Board of Directors of USB;

          (b) by the Board of Directors of Exchange or the Board of Directors of USB hereto at any time after March 31, 1998 if the Merger shall not theretofore have been consummated;

          (c) by the Board of Directors of Exchange or the Board of Directors of USB if the Federal Reserve, the Missouri Director of Finance or any other federal and/or state regulatory agency whose approval is required for the consummation of the Merger shall have denied approval of such transaction;

          (d) by the Board of Directors of Exchange, at any time prior to the completion of the Exchange Due Diligence Period, in the event any situation, event, circumstance or other matter shall come to the attention of Exchange during the course of Exchange Due Diligence Review conducted pursuant to Section 5.01(b) hereof which Exchange shall, in its sole discretion, determine to be of a type or nature which causes it to believe that proceeding with the Merger is not in the best interests of Exchange or its shareholders;

          (e) by the Board of Directors of Exchange, on the one hand, or by the Board of Directors of USB, on the other hand, in the event of a breach by the other of any representation, warranty or agreement contained in this Agreement, which breach is of such a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of the breaching party and its subsidiaries taken as a whole and is not cured after 30 days' written notice thereof is given to the party committing such breach or waived by such other party or parties;

          (f) by the Board of Directors of Exchange pursuant to and in accordance with the provisions of Section 5.05 hereof; or

          (g) by the Board of Directors of Exchange in the event that it reasonably determines that a material adverse change in the financial position or business of USB or the Bank shall have occurred or if USB or the Bank shall have suffered a material loss or damage to any of their properties or assets, which loss or damage materially adversely affects or impairs their ability to conduct their businesses, or if any suit or similar proceeding shall be instituted or threatened by any party which in the opinion of counsel to Exchange may result in the restraint, prohibition or obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated thereby; or

     7.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01 above, this Agreement shall forthwith become void and without further effect and there shall be no liability on the part of any party hereto or the respective officers and directors of each, except as set forth in the second sentence of Section 5.01(a), Section 5.06 and Article
VIII, and, except that no termination of this Agreement pursuant to subsection (e) of Section 7.01 shall relieve the non-performing party of any liability to any other party hereto arising from the breach or non-performance of any warranty or covenant herein, after the giving of notice and the opportunity to cure. The parties recognize that the remedies at law of Exchange for a breach by any Seller are inadequate and that in addition to other remedies, Exchange shall be entitled to specific performance in other equitable remedies.
Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 7.01(e) hereof on the account of a willful breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party; provided, however, that no party shall be liable for a breach of such representation or warranty unless such party had actual knowledge of the inaccuracy or breach of such representation or warranty which results in the termination of this Agreement at the time that it was made. For the purposes of the foregoing, "actual knowledge" in the case of Sellers shall mean the knowledge of any director, Chief Executive Officer or Chief Financial Officer of Bank or
USB.

     7.03 Amendment. This Agreement, the Exhibits and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the respective Boards of Directors of Exchange and USB, at any time before or after approval of this Agreement and the Merger Agreement by the shareholders of USB; provided, however, that no such modification shall (A) alter the amount or change the form of the Merger Consideration contemplated by this Agreement to be received by the shareholders of USB, (B) adversely affect the tax treatment of the Shareholders, (C) alter or change any of the terms of this Agreement if such alteration or change would adversely affect the shareholders of USB or (D) impede or delay receipt of any approvals referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement and the Merger Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.04 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.


                          ARTICLE VIII
                        INDEMNIFICATION

     8.01 Indemnification. The Shareholders, jointly and severally, and Exchange (individually, the "Indemnifying Party") agree to defend, indemnify and hold harmless the other party or parties (the "Indemnitee") and its or their officers, directors, employees, agents, representatives, successors and assigns from, against and in respect of any and all loss, liability and expense resulting from:

          (a) Any and all loss, diminution in value, damage or deficiency resulting from any misrepresentation or breach of warranty or nonfulfillment of any obligation by Indemnifying Party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Indemnifying Party pursuant to this Agreement; and

          (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including legal expenses) incident to any of the foregoing provisions.

     8.02 Claims. If any Indemnitee receives notice of any claim or the commencement of any action or proceeding with respect to which the Indemnifying Party is obligated to provide indemnification pursuant to Section 8.01, the Indemnitee shall promptly give the Indemnifying Party notice thereof. Such notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement and shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the loss that has been or may be sustained by the Indemnitee. The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that to the satisfaction of the Indemnitee, the Indemnifying Party shall indemnify and secure the Indemnitee against such contested claims and for the expenses of contesting and defending the claims. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within 30 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party elects not to notify the Indemnitee of its election as herein provided, the Indemnitee may, if acting in accordance with its good faith business judgment, pay, compromise or defend such asserted liability, and such settlement shall be binding on the Indemnifying Party for purposes of this
Article VIII. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may each participate, at its own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     8.03 Costs. If any legal action or other proceeding is brought by any party to this Agreement against any other party to this Agreement for the enforcement or interpretation of any of the rights or provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     8.04 Reimbursement.  Subject to the provisions of
Section 8.03, the Indemnitee shall be reimbursed on demand for loss, damage, cost or expense suffered by such party at any time after the Closing Date in respect to any liability to which the foregoing indemnity relates.

     8.05 Net Loss and De Minimis. Except for any knowing and intentional breach hereof by any party, no indemnity shall be due hereunder until such time as the actual net loss or damage (i.e., reduced by any recovery from any third party, such as an insurer) suffered by the Indemnitee exceeds a cumulative aggregate amount (as to all indemnifiable claims to the date of determination combined) equal to $25,000. After cumulative aggregate losses equal $100,000, Indemnitee shall be entitled to full and complete recovery of all losses incurred.

     8.06 Limitations.  Notwithstanding any provision of this
Article VIII to the contrary, the extent of indemnification herein to an Indemnitee by each Indemnifying Party who is also a Shareholder shall be limited to that portion of the Merger Consideration that such Shareholder would be entitled to received under this Agreement. Notwithstanding any provision of this Agreement, no Indemnitee shall be entitled to any reimbursement hereunder from an Indemnifying Party with respect to any claim initially made against such Indemnifying Party more than one year after the Closing Date.


                           ARTICLE IX
                       GENERAL PROVISIONS

     9.01 Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except for and to the extent provided in this
Section 9.01, no representation, warranty, covenant or agreement contained in this Agreement shall survive the Effective Time or the earlier termination of this Agreement. The agreements set forth in Articles I and VIII and in Sections 5.09, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 and 5.17, and all of the
representations and warranties of Sellers or the Exchange Entities, shall survive until the first anniversary of the
Closing Date.   The agreements set forth in Section 7.02 shall
survive the Effective Time or the earlier termination of this Agreement.

     9.02 No Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this
Section 9.02 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof.

     9.03 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

     9.04 No Implied Waiver. No failure or delay on the part of either party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     9.05 Headings. Article, section, subsection and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

     9.06 Entire Agreement. This Agreement and the Appendices and Schedules hereto constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by all parties thereto.

     9.07 Counterparts. This Agreement may be executed in one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     9.08 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram or telex or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to the Exchange Entities:

                         Exchange National Bancshares, Inc.
                         132 E. High Street
                         Jefferson City, MO 65010-0688
                         Attention:  Donald L. Campbell
                                     Chairman and President
                         Telecopy: 573-761-5745
                    and copy to:

                         Stinson, Mag & Fizzell, P.C.
                         1201 Walnut Street, Suite 2800
                         Kansas City, MO 64106
                         Attention:     Howard H. Mick
                         Telecopy: 816-691-3495

               (ii) if to Sellers:

                         Union State Bancshares, Inc.
                         102 N. Second
                         Clinton, MO 64735-0646
                         Attention:     James E. Smith
                                   President
                         Telecopy: 816-885-6820

                    and copy to:

                         Lewis, Rice & Fingersh
                         500 N. Broadway, Suite 2000
                         St. Louis, MO 63102
                         Attention:     John K. Pruellage
                         Telecopy: 314-241-6056

     9.09 Governing Law. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that state.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first written above.

                         "EXCHANGE ENTITIES"

                         EXCHANGE NATIONAL BANCSHARES, INC.


ATTEST:
                         By:  /s/ Donald L. Campbell
                              Donald L. Campbell
                              Chairman and President
/s/ LaMont C. Grubbus
Secretary



                         ENBUSB ACQUISITION COMPANY, INC.

ATTEST:
                         By: /s/ David T. Turner
                              David T. Turner
                              President
/s/ Donald L. Campbell
Secretary

                         "SELLERS"

                         UNION STATE BANK & TRUST OF CLINTON

ATTEST:

                         By:  /s/ James E. Smith
                              James E. Smith
                              President
/s/ Darrell Hockenberry, Sr. VP
Secretary


                         UNION STATE BANCSHARES, INC.

ATTEST:

                         By:  /s/ Gus S. Wetzel II
                              Gus S. Wetzel, II
                              Chairman
/s/ James E. Smith
Secretary



                         /s/ Gus S. Wetzel II
                         Gus S. Wetzel, II


                         /s/ Gus S. Wetzel II, Trustee
                         Gus S. Wetzel, II, Trustee of the
                         Gus S. Wetzel II Revocable Trust


                         /s/ Douglas L. Thomason
                         Douglas L. Thomason


                         /s/ James E. Smith
                         James E. Smith


                         /s/ Darrell Hockenberry
                         Darrell Hockenberry
                         (as to Section 5.13 only)

                            EXHIBIT A

                         MERGER AGREEMENT

          This Merger Agreement and Plan of Merger (the "Merger Agreement") dated as of ____________, 1997 by and between UNION STATE BANCSHARES, INC., a Missouri corporation ("USB"), and ENBUSB ACQUISITION COMPANY, INC., a Missouri corporation ("Acquisition Company"), such corporations being hereinafter collectively referred to as the "Constituent Corporations".

                           WITNESSETH:

          WHEREAS, USB has an authorized capital of 3,000 shares of common stock, $10.00 par value (the "USB Common Stock"), of which 556.88 shares are issued and outstanding on the date hereof; and

          WHEREAS, Acquisition Company has an authorized capital of 30,000 shares of common stock, $1.00 par value (the "Acquisition Company Common Stock"), of which 1,000 shares are issued and outstanding on the date hereof and which are owned beneficially and of record by Exchange National Bancshares, Inc., a Missouri corporation ("Exchange"); and

          WHEREAS, the respective Boards of Directors of USB and Acquisition Company each have duly approved this Merger Agreement providing for the merger of Acquisition Company with and into USB as the surviving corporation as authorized by the statutes of the State of Missouri (the "Merger"); and

          WHEREAS, Acquisition Company, USB, the holders of 91.6% of the USB Common Stock ("Controlling Shareholders"), and Exchange have entered into an Acquisition Agreement (the "Acquisition Agreement"), pursuant to which Acquisition Company will merge with and into USB and the shareholders of USB will receive cash and promissory notes of Exchange in exchange for their USB Common Stock; and

          WHEREAS, the parties have entered into this Merger
Agreement for the purpose of effectuating the Merger;

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the manner and the basis of causing the shares of USB Common Stock to be exchanged for or converted to cash or notes, as herein provided, and such other details and provisions as are deemed necessary or proper, the parties hereto have agreed as follows:

                            ARTICLE I
                Merger and Name of Surviving Bank

          At the Effective Time (as defined herein), Acquisition
Company shall be merged with and into USB, which is hereby designated as the "Surviving Corporation," the name of which upon and after the Effective Time shall be "Union State Bancshares, Inc.".

                            ARTICLE II
                  Terms and Conditions of Merger

          The terms and conditions of the Merger are (in addition to those set forth elsewhere in this Agreement) as follows:

          Section 1.     At the Effective Time:

          (a) Acquisition Company shall be merged with and into USB, and USB shall be, and is designated herein as, the Surviving
Corporation.

          (b) The separate existence of Acquisition Company shall cease.

          (c) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or such Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

          Section 2. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of USB in effect immediately prior to the Effective Time, until amended in accordance with its provisions and applicable law. Surviving Corporation's capital account and surplus accounts shall equal the combined capital accounts and surplus accounts, respectively, of USB and of Acquisition Company immediately prior to the Merger.

          Section 3.     At the Effective Time, the members of
the Board of Directors and the terms of these directors shall be as designated by Exchange immediately prior to the Effective
Time.

          Section 4. At the Effective Time, the officers of the Surviving Corporation shall be the persons designated by Exchange immediately prior to the Effective Time, and such persons will serve in their designated offices, thereafter, until their respective successors are duly elected and qualified.

                           ARTICLE III
              Manner and Basis of Converting Shares

          The manner and basis of converting the shares of USB into the right to receive cash and notes of Exchange and the mode of carrying the Merger into effect are as follows:

          Section 1.     Conversion of Acquisition Company Common
Stock

          At the Effective Time, the 1,000 shares of Acquisition
Company Common Stock outstanding shall be converted into 100 shares of Surviving Corporation common stock.

          Section 2.     Conversion of USB Common Stock

          (a) At the Effective Time, Exchange will pay cash and issue and deliver its promissory notes as provided in the Acquisition Agreement pursuant to the Merger (hereinafter such promissory notes and cash shall be referred to in the aggregate as the "Merger Consideration"). Each of the shareholders of USB will be entitled to receive the proportion of the Merger Consideration that is determined by multiplying such Merger Consideration by such shareholders' respective percentage ownership interests in USB, adjusted as between cash and notes as provided in the Acquisition Agreement.

          (b) At the Effective Time, by virtue of the Merger and without any action on the part of Exchange, Acquisition Company, USB or any USB shareholder, each share of USB Common Stock issued and outstanding at the Effective Time, other than any shares held by Exchange by virtue of Section 2(a) or any holder who becomes entitled to payment of the fair value of such shares under
Section 351.455 of the Missouri Revised Statutes, shall cease to be outstanding and shall be converted into and become the right to receive his or her share of the Merger Consideration as determined in Section 2(a) hereof.

          Section 3.     Dissenting USB Shareholders

          The Constituent Corporations agree that the Surviving
Corporation will comply with the provisions of Section 351.455, as amended, and will promptly pay to the dissenting shareholders of USB the amount, if any, to which they shall be entitled under the provisions of said section.

          Section 4.     USB Common Stock Certificates

          After the Effective Time, each holder of an outstanding certificate which prior thereto represented shares of USB Common Stock shall be entitled, upon surrender thereof to Exchange or its designee, to receive in exchange therefor the proportion of the Merger Consideration into which it is entitled to be exchanged or converted. Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of USB Common Stock shall for all purposes evidence solely the right to receive the Merger Consideration for which such shares shall be entitled to be exchanged or converted.

          The Merger Consideration shall be paid or issued in full satisfaction of all rights pertaining to all USB shares outstanding at the Effective Time.

                            ARTICLE IV
             Other Provisions with Respect to Merger

          Section 1. This Merger Agreement shall be submitted to the shareholders of each Constituent Corporation as provided by Chapter 351 of the Missouri Revised Statutes (the "Missouri Corporate Law"). After the approval or adoption thereof by the shareholders of each Constituent Corporation in accordance with the requirements of the Missouri Corporate Law, and after all conditions to the consummation of the Merger pursuant to the Acquisition Agreement have been satisfied or waived by the party or parties entitled to waive such conditions, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the Merger pursuant to the Missouri Corporate Law.

          Section 2. If the Acquisition Agreement is terminated, then this Merger Agreement shall simultaneously terminate without further action by the Constituent Corporations. In the event of such termination, the Board of Directors of each of the Constituent Corporations shall direct its officers not to file this Merger Agreement as provided above notwithstanding favorable action on this Merger Agreement by the shareholders of each Constituent Corporation.

                            ARTICLE V
   Approval and Effective Time of Merger; Miscellaneous Matters

          Section 1. The Merger shall become effective when this Merger Agreement has been (a) authorized, adopted and approved on behalf of each Constituent Corporation in accordance with the Missouri Corporate Law, and (b) filed with the Missouri Secretary of State. The time at which such actions are completed and the required certificate of merger is issued by the Missouri Secretary of State is herein referred to as the "Effective Time."

          Section 2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations or assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property of USB acquired or to be acquired by or as a result of the Merger, the officers and directors of the Surviving Corporation shall be and they hereby are severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations and assurances and to do all things necessary or proper so as to best prove, confirm and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the Merger and the terms of this Merger Agreement.

          Section 3. For the convenience of the parties, and to facilitate the filing and recording of this Merger Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

          Section 4. This Merger Agreement cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

          IN WITNESS WHEREOF, each Constituent Corporation has caused this Merger Agreement to be executed, all as of the date first above written.


                         UNION STATE BANCSHARES, INC.


[SEAL]                   By:  ___________________________


ATTEST:

___________________


                         ENBUSB ACQUISITION COMPANY, INC.

[SEAL]
                         By:  ____________________________

ATTEST:

___________________

                           EXHIBIT B

                        PROMISSORY NOTE

$__________                                   __________, 1997


          FOR VALUE RECEIVED, the undersigned, Exchange National Bancshares, Inc., a Missouri corporation (the "Maker"), hereby promises to pay to the order of _______________, his successors, heirs or assigns (the "Holder") the principal sum of _________________ Dollars ($__________) on ___________, 2002,
together with interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum. Quarterly installments of accrued interest only shall be made commencing _________, 1997 and each _________, ________ and ________ thereafter until this
Note is fully paid. Interest shall be computed for the actual days elapsed over a year deemed to consist of 365 days.

          If any installment of this Note becomes due and payable on a Saturday, Sunday or business holiday in the State of Missouri, payment shall be made on the next successive business day with the same effect as though made on the due date.

          Maker reserves the right to prepay all or any portion of this Note at any time and from time to time without premium or penalty of any kind upon 60 days' notice to Holder; provided, however, that no prepayment of the principal balance of this Note may be prepaid on or before _______, 2000.

          If (i) Maker or any other person liable hereon should make an assignment for the benefit of creditors, (ii) attachment or garnishment proceedings are commenced against Maker or any other person liable hereon, (iii) a receiver, trustee or liquidator is appointed over or execution levied upon any property of Maker, (iv) proceedings are instituted by or against Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization, receivership or other law relating to the relief of debtors from time to time in effect, including without limitation the United States Bankruptcy Code, as amended,
(v) Maker liquidates or dissolves, (vi) Maker fails to pay any principal or interest when due hereunder, (vii) Maker fails to maintain the collateral described herein, perform or pay any covenant or obligation in this Note or in any other obligation of Maker to the Holder hereof in any agreement that secures this Note or has been executed and delivered to the Holder hereof in connection with the indebtedness evidenced by this Note,
(viii) Maker breaches any representation or warranty made to Holder under the Acquisition Agreement (as hereinafter defined), or (ix) Maker's tangible equity capital at any time is less than seven percent of its assets, then, and in each such event, Holder may, at its option, and without notice or demand of any kind except as provided below, declare the remaining unpaid principal balance of this Note and all accrued interest thereon immediately due and payable in full; provided, however, that prior to declaring a default pursuant to clauses (vi), (vii), (viii) or
(ix), Holder shall give Maker fifteen (15) days' prior notice and allow an opportunity to cure during such period.

          Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of
(i) the rate of nine percent (9%) per annum or (ii) the maximum rate permitted by law, said interest to be compounded annually and shall be payable to Holder on demand.

          All payments made hereunder shall be made in lawful currency of the United States of America and paid to Holder at ____________________, or at such other place as Holder may designate in writing. All payments made hereunder, whether a scheduled installment, prepayment or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest and then to the principal balance remaining outstanding hereunder.

          If default be made, whether by failure to make payment of any amount when due, or by any other default as defined above, the Holder of this Note may, at the option of said Holder and without notice to Maker, declare all unpaid indebtedness evidenced by this Note or any other obligation of Maker to the holder hereof immediately due and payable. Failure to do so at any time shall not constitute a waiver of the right of the Holder hereof to do so at any other time. Upon default, Maker agrees to pay all costs of collection together with costs of any case or proceedings under the Bankruptcy laws of the United States. Such costs shall include reasonable attorneys' fees incurred in connection with such collection, whether or not litigation should be commenced in aid thereof, and such fees incurred in connection with any such bankruptcy case or proceeding.

          This Note is made pursuant to the provisions of that certain Acquisition Agreement, dated as of July ___, 1997, among Maker, ENBUSB Acquisition Company, Union State Bank & Trust of Clinton (the "Bank"), Union State Bancshares, Inc. ("USB"), Holder and certain other parties. This Note is secured by all of Maker's/USB's interest in and to the common stock of the Bank, as described in that certain Stock Pledge Agreement, dated as of _________, 1997, among Maker, Holder and certain other persons holding similar notes whose obligations are also secured thereby, and reference to the Stock Pledge Agreement is made for a statement of the rights of Holder with respect to such collateral. The Holder hereof shall also have all of the rights and may pursue and obtain all of the remedies of a secured party under the Uniform Commercial Code then effective in the State of Missouri, and the Holder hereof may immediately dispose of any part or all of the Collateral held by it as security under such security documents.

          Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

          All rights and powers of the Holder hereof shall inure to its successors or assigns, and all agreements herein shall bind the successors and assigns of Maker.

          By executing this Note on behalf of Maker, the undersigned officer of Maker, in his personal and individual capacity, represents to Holder that such officer is duly authorized and empowered to execute and deliver this Note on behalf of Maker and that this Note constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms.

          This Note shall be governed by and construed and enforced in accordance with the laws of the State of Missouri.

          IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered as of the date first written above.

                                   EXCHANGE NATIONAL BANCSHARES, INC.



                                   By: __________________________
                                           Name:
                                           Title:

                            EXHIBIT B1

                      STOCK PLEDGE AGREEMENT


          This Stock Pledge Agreement (this "Agreement") is made and entered into as of ______________ __, 1997, by and among Union State Bancshares, Inc., a Missouri corporation ("Pledgor"), and [list all recipients of Promissory Notes under Acquisition Agreement] (collectively, "Pledgee").

                             RECITALS

          A. Pursuant to that certain Acquisition Agreement dated as of July 11, 1997, as amended, among Exchange National Bancshares, Inc. ("Borrower"), ENBUSB Acquisition Company, Inc., Union State Bancshares, Inc. ("USB"), Union State Bank & Trust of Clinton (and certain shareholders of USB ("Acquisition Agreement"), Pledgee has received promissory notes, dated of even date herewith ("Notes") from Borrower in partial payment of the consideration due Pledgee for their shares of USB under the Acquisition Agreement.

          B. Pledgor owns 100% of the issued and outstanding voting stock of Union State Bank & Trust of Clinton, a Missouri state trust company ("Subsidiary"), which stock as of the date of this Agreement consists of 20,000 shares of $100 par value common stock) (collectively, the "Shares").

          C. Under Section 1.07(a)(i) of the Acquisition Agreement, Borrower has agreed to secure or cause to be secured the repayment of the Notes to Pledgee with a pledge of all of issued and outstanding capital stock of Subsidiary, as hereafter provided.

                            AGREEMENT

          In consideration of the foregoing, the mutual agreements below and other sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. GENERAL. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular and vice versa, (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement,
(iii) references to one gender include all genders, (iv) "including" is not limiting, (v) "or" has the inclusive meaning represented by the phrase "and/or", (vi) the words "hereof", "herein", "hereby', 'hereunder" and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement,
(vii) the word "Section" or "section" and "Page" or "page" refer to a section or page, respectively, of this Agreement unless it expressly refers to something else, (viii) reference to any agreement, document, or instrument, including this Agreement, any other agreement, document or instrument defined herein, means such agreement, document, or instrument as it may have been or may be amended, restated, extended, renewed, replaced, or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and instruments incorporated therein, if any, and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions are for convenience only and do not affect the interpretation or construction of this Agreement.

2. DEFINED TERMS. All capitalized terms not otherwise defined herein have the meanings given them in the Notes and the Acquisition Agreement. Capitalized terms used and not otherwise defined herein or the Notes shall have the meanings given them in the UCC.

3.        PLEDGE AND GRANT OF SECURITY INTEREST.

          3.1. To secure the full and prompt payment and performance of all the obligations of Borrower to each and every Pledgee under the Notes (the "Secured Obligations"), Pledgor hereby grants to Pledgee a security interest under the UCC in all of the Shares. The Shares are represented by certificates which are delivered with this Agreement, together with a stock power attached to each such certificate executed in blank by Pledgor, to Pledgee or to an escrow agent reasonably satisfactory to each of Borrower, Pledgor and Pledgee. The cost of any such escrow agent shall be borne by Borrower.

          3.2. In addition, Pledgor hereby grants to Pledgee a security interest in the following (which are deemed to be included in the term "Shares"): (i) all dividends, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of such Shares, (ii) any and all warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock, (iii) any and all distributions made by Borrower with respect to the Shares, whether in cash or in kind, by way of dividends or stock splits, or pursuant to a merger or consolidation or otherwise, or any substitute security issued upon conversion, reorganization or otherwise, (iv) any and all other property hereafter delivered to Pledgor or Pledgee in substitution for or in addition to any of the foregoing (including all securities issued pursuant to any shareholder agreement, stock purchase agreement, stock purchase rights or other agreement with respect to stock of Borrower to which Pledgor may now or hereafter be a party), all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, and (v) any and all proceeds of any of the foregoing.
If any of the foregoing is received by Pledgor, Pledgor will immediately deliver the same to Pledgee or its designated nominee, accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Pledgee's instructions, to be held subject to the terms of this Agreement; provided, however, that, if no default then exists, Pledgor may retain all cash dividends in respect of the Shares. If Pledgor fails to make delivery to Pledgor in compliance with the preceding sentence, all such property shall be deemed received by Pledgor in trust for the benefit of Pledgee and shall be segregated from the other property and funds of Pledgor.

4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants that:

          4.1. Pledgor owns the Shares, free of all security interests, liens and encumbrances, other than in favor of Pledgee.

          4.2. There are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other shares of stock or any securities convertible into shares of stock of Subsidiary.

          4.3. The delivery of the Shares to Pledgee (or escrow agent) pursuant to this Agreement and the filing of the financing statement(s), which have been, or contemporaneously with the execution of this Agreement will be, delivered to Pledgee, in the offices shown thereon, create a valid and fully perfected first priority security interest in the Shares, securing the payment of the Secured Obligations.

          4.4. No consent of any other party (including any stockholder or creditor of Pledgor) and no governmental approval is required for the exercise by Pledgee of the voting rights or other rights or remedies granted in this Agreement with respect to the Shares (except as may be required in connection with the disposition of the Shares by laws affecting the offering and sale of securities generally and by laws regulating the sale of banks generally and Missouri state trust companies specifically).

          4.5. Pledgor is duly authorized to execute and deliver this Agreement to Pledgee, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

          4.6. Pledgor owns 100% of the issued and outstanding stock of Subsidiary.

5. DILUTION OF STOCK. Pledgor agrees that it will not cause or permit Subsidiary to issue any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in addition to or in substitution for the Shares. Pledgor will deliver hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all writings evidencing any additional Shares together with executed stock powers duly endorsed in blank.

6. ADDITIONAL SECURITY INTERESTS. Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Shares, (ii) create or permit to exist any security interest upon or with respect to any of the Shares, except for the security interest created by this Agreement, or
(iii) enter into any other contractual obligations which may restrict or inhibit Pledgee's right or ability to sell or otherwise dispose of the Shares or any part thereof after the occurrence of a Default hereunder.

7. CUSTODY AND PRESERVATION OF THE COLLATERAL. The powers conferred on Pledgee hereunder are solely to protect Pledgee's interest in the Shares and shall not impose any duty on it to exercise any such powers. Except for the safe custody of the Shares in its possession and the accounting for monies actually received by it hereunder, Pledgee shall have no duty as to the Shares. It is expressly agreed that Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Shares, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any third parties with respect to the Shares. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession (including the Shares) even if it fails to sell or convert Collateral which is failing in market value, but Pledgee may do so at its option and all reasonable expenses incurred in connection therewith shall be for the sole account of the Pledgor. The failure of Pledgee to preserve or protect any rights with respect to any of the Shares against other parties will not be deemed a failure to exercise reasonable care in the custody or preservation of such Shares.

8. MAINTENANCE OF GOOD STANDING; NO LIQUIDATION OR DISSOLUTION. Until Pledgee returns the certificates representing the Shares to Pledgor and such Shares are released from the security interest hereof in accordance with Section 15 below, Pledgor shall cause Subsidiary to maintain in good standing its corporate existence and its right to transact business in those states in which it is now or hereafter doing business. Pledgor shall not at any time liquidate, merge or dissolve the Subsidiary, or cause the same to occur, without the prior written consent of Pledgee.

9. DEFAULT. Any one or more of the following constitutes a "Default" hereunder:

          9.1. any representation or warranty made by Pledgor herein proves to have been untrue or misleading in any material respect when made;

          9.2. a violation by Pledgor of any of the provisions or conditions of this Agreement;

          9.3. a change in the stock structure of Subsidiary which would cause Pledgor, upon liquidation of Subsidiary, to be entitled to receive less than 100% of the net assets of Subsidiary; or

          9.4. the occurrence of any default under the Notes, to the extent not otherwise described above.

10. REMEDIES. Upon the occurrence and during the continuation of any Default, in addition to all other rights and remedies of Pledgee under the Notes, at law or in equity, and subject to applicable law relative to the stock of banks generally and Missouri trust companies specifically:

          10.1. Pledgee may at any time exercise any and all of its rights and pursue any and all of its remedies under the UCC, under any other applicable Law, and pursuant to this Agreement and the Notes, including selling some or all of the Shares at any public sale or, at private sale without advertisement if in Pledgee's reasonable judgment such private sale would result in a greater sale price than a public sale. In the event Pledgee elects to proceed with respect to some or all of the Shares, whenever applicable provisions of the UCC require that notice be reasonable, ten (10) calendar days notice will be deemed reasonable. Pledgee will not be obligated to make any sale of any of the Shares regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgee may bid and become a purchaser at any such sale, if public, and upon any such sale Pledgee may collect, receive, and hold and apply, as provided herein, the proceeds thereof to the payment of the Secured Obligations, and assign and deliver some or all of the Shares and the certificates therefor to the purchaser at any such sale. The proceeds from any such sale will be applied first to the payment of expenses incurred in enforcement and collection of the Secured Obligations and then to the payment of the Secured Obligations.

          10.2. Pledgee may, at any time in its discretion and without notice to Pledgor, transfer any or all of the Shares to, or register any or all of the Shares in the name of, Pledgee or any of its nominees.

          10.3. In the event that Pledgee determines that it is advisable to register under or otherwise comply in any way with the Securities Act of 1933 or any similar federal or state law, or if such registration or compliance is required with respect to any or all of the Shares prior to the sale thereof by Pledgee, Pledgor will use its best efforts to -cause such registration to be effectively made, at no expense to Pledgee, and to continue such registration effective for such time as may be reasonably necessary in the opinion of Pledgee, and will reimburse Pledgee for any reasonable expense incurred by Pledgee including reasonable attorneys' and accountants' fees and expenses in connection therewith; and should Pledgee determine that, prior to any public offering of any of the Shares, such securities should be registered under the Securities Act of 1933 and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, then Pledgor agrees that it will cooperate in a commercially reasonable manner to arrange a private sale so as to avoid a public offering, even though the sales price established and/or obtained may be substantially less than might have been obtained through a public offering. Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Pledgee by reason of the failure by Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if Pledgor fails to perform any of such covenants, Pledgor will pay, as damages and not as a penalty, an amount equal to the value of the Shares on the date Pledgee demands compliance herewith.

Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact effective upon the occurrence of a Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in Pledgee's discretion to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

11. RIGHT TO VOTE SHARES. Until the Secured Obligations have been fully and irrevocably paid, Pledgee has the sole right to vote the Shares with regard to any proposed amendment to the Articles of Agreement of Subsidiary which would result in a change in the preferences, qualifications, limitations, restrictions, or the special or relative rights with respect to the Shares. Otherwise, Pledgor has the sole right to vote the Shares unless there is a Default hereunder. Upon the occurrence of a Default, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall, upon notice by Pledgee to Pledgor, become vested in Pledgee who thereupon shall have the sole right to exercise such voting and other consensual rights and the sole right to receive and hold as Collateral any dividends (and to the extent permissible, apply them to the Secured Obligations).

12. PRESERVATION AND PERFECTION OF SECURITY INTERESTS. Pledgor will promptly, upon the request of Pledgee and at Pledgor's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter, if applicable, register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of this Agreement, and give such further assurances as may otherwise be necessary or desirable for the creation, preservation and/or perfection of the security interests described in this Agreement.

13. RELEASES. In the event all of the Secured Obligations have been fully and irrevocably paid, and Pledgee has received a written request from Pledgor in connection therewith, Pledgee will, at Pledgor's sole cost and expense, return to Pledgor all certificates representing the Shares that have not been sold, disposed of, retained, or applied to the Secured Obligations, with the stock powers executed by Pledgor attached, and such Shares will be deemed released from any security interest hereunder. Notwithstanding the foregoing, if Pledgor or Borrower shall deliver to Pledgee, at Borrower's cost, an irrevocable standby letter of credit in form and substance acceptable to Pledgee, which fully secures the amounts outstanding under the Notes, then Pledgee will, at Pledgor's sole cost and expense, return to Pledgor all certificates representing the Shares that have not been sold, disposed of, retained, or applied to the Secured Obligations, with the stock powers executed by Pledgor attached, and such Shares will be deemed released from any security interest hereunder.

14. SURVIVAL OF PROVISIONS. All representations, warranties, and covenants of Pledgor contained herein survive the execution and delivery of this Agreement, and terminate only upon the full and irrevocable payment of all of the Secured
Obligations.

15.       MISCELLANEOUS.

          15.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto must be in writing, and will be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or to such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on Pledgor by Pledgee in any instance entities Pledgor to notice or demand in any other instance.

          15.2. AMENDMENTS AND WAIVERS. No amendment to, waiver of, or departure from full compliance with any provision of this Agreement, or consent to any departure by Pledgor herefrom, will be effective unless it is in writing and signed by authorized officers of Pledgor and Pledgee; provided, however, that any such waiver or consent will be effective only in the specific instance and for the purpose for which given. No failure by Pledgee to exercise, and no delay by Pledgee in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise by Pledgee of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.

          15.3. RIGHTS CUMULATIVE. Each of the rights and remedies of Pledgee under this Agreement is in addition to all of their other rights and remedies under applicable law, and nothing in this Agreement may be construed as limiting any such rights or remedies.

          15.4. SUCCESSORS AND ASSIGNS. This Agreement binds Pledgor and its successors and assigns and inures to the benefit of Pledgee, and each of their successors, transferees, participants and assignees. Pledgor may not delegate or transfer any of its obligations under this Agreement without the prior written consent of Pledgee, except that in the event that Borrower elects to dissolve Pledgor, Borrower or the then holder of the Shares shall assume, in a writing delivered to Pledgee, all of the obligations of Pledgor hereunder. With respect to Pledgor's successors and assigns, such successors and assigns include any receiver, trustee or debtor-in-possession of or for Pledgor.

          15.5. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

          15.6. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement is to be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

          15.7. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together constitute one and the same instrument. It is not necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

          15.8. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

          15.9. FINAL EXPRESSION; NO COURSE OF DEALING. This Agreement, together with the Notes and any other agreement executed in connection herewith or therewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance or course of dealing rendered or taken under or with respect to this Agreement or the Notes will not be relevant to determine the meaning of this Agreement or the Notes even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          15.10. NEGOTIATED TRANSACTION. Pledgor and Pledgee each represent to the other that in the negotiation and drafting of this Agreement each has been represented by and has relied upon the advice of counsel of its choice. Each of Pledgor and Pledgee affirm that its counsel has had a substantial role in the drafting and negotiation of this Agreement; therefore, this Agreement will be deemed drafted by each of Pledgor and Pledgee, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Agreement.

          15.11. ATTORNEY'S FEES AND OTHER COSTS. Pledgor will reimburse Pledgee for all expenses incurred by Pledgee in seeking to collect or enforce the Secured Obligations and any other rights under this Agreement or any of the other instrument, document or agreement evidencing or executed in connection with any of the Secured Obligations, including reasonable attorneys' fees and actual attorneys' expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the United States Bankruptcy Code, and any expenses incurred on account of damage to any property to which any of the Collateral may be affixed.

          15.12. ASSIGNMENT BY PLEDGEE. Pledgee may assign or transfer to another Person any instrument, document or agreement evidencing any of the Secured Obligations and Pledgee's rights under this Agreement, and may deliver all the property which is part of the Collateral and in its possession to the participant, assignee or transferee or to any Person acting as agent for Pledgee.

          15.13. REINSTATEMENT. This Agreement and any and all security interests created or evidenced hereby will continue to be effective or be reinstated, as the case may be, as though such payments had not been made, if at any time any amount received by Pledgee in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Pledgee, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor, any substantial part of its assets, or otherwise.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


                              ___________________________________



                              By: _______________________________
                              Name: _____________________________
                              Title: ____________________________

                              Pledgor's Address:


                              ___________________________________
                              ___________________________________
                              ___________________________________

                              "Pledgee"


                              ___________________________________

                              Pledgee's Address:

                            EXHIBIT C

               CONSULTING/NONCOMPETITION AGREEMENT


          THIS AGREEMENT (this "Agreement") is made and entered into this ____ day of __________, 1997, by and between Exchange
National Bancshares, Inc., a Missouri corporation (the
"Company"), and ___________ ("Consultant").
                           WITNESSETH:

          WHEREAS, the Company has on this date acquired 100% of the issued and outstanding common stock of Union State
Bancshares, Inc., a Missouri corporation ("USB") previously owned by Consultant and the other shareholders of USB pursuant to that certain Acquisition Agreement dated July ___, 1997 (the
"Acquisition Agreement"); and

          WHEREAS, USB is the owner of 100% of the issued and outstanding shares of common stock of Union State Bank & Trust of Clinton, a Missouri trust company (the "Bank"); and

          WHEREAS, Consultant has been active in the management of the Bank, has considerable knowledge concerning the business and affairs of the Bank and has important relationships with certain customers of the Bank; and

          WHEREAS, the Company desires to assure itself of the ability to call upon Consultant from time to time as herein set forth to utilize Consultant's knowledge and expertise; and

          WHEREAS, the Company also desires to protect the going business value of the Bank from any adverse effects that might result from competition by Consultant; and

          WHEREAS, pursuant to the Acquisition Agreement, Consultant has agreed to enter into this Consulting/Noncompetition Agreement; and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. Consulting Responsibilities. During the term of this Agreement, Consultant agrees to serve as consultant to the Company with respect to such business matters of the Company or any of its subsidiaries and at such time or times as the Company may reasonably request, including, without limitation, employee relations, marketing decisions and solicitation and retention of customers; provided, however, that Consultant shall not be required to devote more than eight (8) hours per month to such consulting responsibilities.

          2. Agreement to Serve on the Board of Directors of the Bank. Consultant agrees, if elected, to serve as a director of the Bank during the term of this Agreement.<F1>

          3. Agreement Not to Compete. Consultant covenants and agrees that Consultant shall not, directly or indirectly, during the term of this Agreement:

          (a) own, manage, operate, control or participate in the ownership, management, operation, control or financing of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist any bank, savings and loan, savings bank or other financial institution (other than the Bank) that is located or has an office in or within fifteen (15) miles of any boundary of Henry or St. Clair County, Missouri;

          (b) solicit for employment or hire any employees of the Bank; or

          (c) solicit, or interfere with, any contracts or business relationships with any customer, depositor or borrower of the Bank.

          4. Term. The term of this Agreement shall be for the period commencing on the date hereof and terminating on the date six (6) years thereafter.

          5.  Compensation.

          (a) As compensation and payment for the services and covenants of Consultant set forth above, the Company shall pay to Consultant the aggregate sum of three hundred thousand dollars ($300,000), without interest, payable in six annual installments of fifty thousand dollars ($50,000) each, commencing on the date hereof. Such compensation shall be allocated as follows: $60,000 ($10,000 per year) to the provision of consulting services and $240,000 ($40,000 per year) to the agreement not to compete with the Bank.<F2>

     <F1> The Consulting/Noncompetition Agreement with Gus S.
Wetzel, II will contain the following  additional provision:

     Advisory Directorship.  As of the Effective Date,
     Company agrees, for a term of three (3) years, to appoint Consultant to the Company's Board of Directors as an advisory director of the Company. Company shall invite Consultant to attend and participate in an advisory capacity in all meetings of the Board of Directors of the Company, subject to the provisions of the Company's Bylaws.

     <F2> The Consulting/Noncompetition Agreement with Gus S.
Wetzel, II will contain an additional provision providing that Dr. Wetzel may continue using his present company car, at an expense of $700 per month, which expense shall be deducted from his annual compensation payment.

          (b) In the event of the death of Consultant during the term hereof, the Company shall continue to make the scheduled compensation and noncompetition payments as provided hereunder for the remainder of the term, but shall make such payments to Consultant's estate or such other beneficiary as shall be designated by Consultant from time to time in writing.

          (c) During any period in which Consultant serves on the board of directors of the Bank, Consultant shall be entitled to the payment of board of directors fees and compensation on the same basis as provided to other Bank directors, which in any event shall not be less than three hundred dollars ($300.00) for each board of directors' meeting attended.

          6. Judicial Modification. Although the parties hereto consider the restrictions contained in Section 3 of this Agreement to be reasonable for the purposes set forth herein, if a final judicial determination is made by a court of competent jurisdiction that the time, territory, scope or other restriction contained in Section 3 of this Agreement is an unreasonable or otherwise unenforceable restriction against Consultant, neither this Agreement nor the provisions of such Section shall be rendered void, but shall be deemed amended to apply as to such maximum time, territory, scope and to such other extent as such court may judicially determine or indicate to be reasonable or, if such court does not so determine or indicate, to the maximum extent which any pertinent statute or judicial decision may indicate to be a reasonable restriction under the circumstances involved.

          7. Remedies. Consultant acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 3 of this Agreement would be inadequate and, in recognition of that fact, in the event of any such breach or threatened breach, it is agreed that, in addition to its remedy at law, the Company shall be entitled to, and Consultant agrees not to oppose the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

          8. Independent Contractor. During the term of this Agreement, Consultant shall act in the capacity of an independent contractor and shall not be subject to the direction, control or supervision of the Company with respect to the method or performance of the consulting services hereunder. Consultant shall be solely responsible for the payment of any income or payroll taxes applicable to the payments made under Section 4 hereof.

          9.  Miscellaneous.

          (a) This Agreement cancels and supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

          (b) The waiver by either party, or the failure by either party to claim a breach (or give notice with respect thereto), of any provision of this Agreement shall not be, or be deemed to be, a waiver of any subsequent breach, or deemed to affect in any way the effectiveness, of such provision.

          (c)  Neither this Agreement, nor any of the
     rights, duties or obligations of either party hereunder, may be assigned (either voluntarily or by operation of law) or otherwise delegated by such party without the prior written consent of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

          (d) In the event a final judicial determination is made by a court of competent jurisdiction that any provision of this Agreement is illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the other provisions of this Agreement shall not be affected thereby, said provision shall be modified by the court to the extent necessary to render it not illegal, invalid or unenforceable, and this Agreement shall continue in full force and effect as modified and shall be enforced to the fullest extent permitted by law.

          (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one agreement which is binding upon all the parties hereto.

          (f) Any notice, consent or communication under this Agreement shall be effective only if it is in writing and delivered in person or by delivery service or sent by certified mail with postage prepaid or nationally recognized express delivery service with delivery confirmed, addressed as follows:

          If to the Company:

               Exchange National Bancshares, Inc.
               132 E. High Street
               Jefferson City, MO 65010-0688
               Attn:  President

          If to Consultant:

               __________________________
               __________________________
               __________________________

     or to any other address as either party may provide to the other in writing.

          (g) This Agreement and all rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within such State, including all matters of enforcement, validity and performance.

          (h) The parties hereto represent that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that their respective counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, this Agreement shall be deemed to have been drafted by all of the parties hereto and the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any attachment hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              COMPANY:

                              EXCHANGE NATIONAL BANCSHARES, INC.


                              By: _______________________________
                                     Name:
                                     Title:


                              CONSULTANT:

                              __________________________________
                              Name:

                            EXHIBIT D

                     NONCOMPETITION AGREEMENT

          THIS AGREEMENT (this "Agreement") is made and entered into this ____ day of __________, 1997, by and between Exchange
National Bancshares, Inc., a Missouri corporation (the
"Company"), and James E. Smith ("Smith").
                           WITNESSETH:

          WHEREAS, the Company has on this date acquired 100% of the issued and outstanding common stock of Union State
Bancshares, Inc., a Missouri corporation ("USB") previously owned by Smith and the other shareholders of USB pursuant to that certain Acquisition Agreement dated July __, 1997 (the
"Acquisition Agreement"); and

          WHEREAS, USB is the owner of 100% of the issued and outstanding shares of common stock of Union State Bank & Trust of Clinton, a Missouri trust company (the "Bank"); and

          WHEREAS, Smith has served as President of the Bank and has been active in the management of USB and the Bank, and therefore has considerable knowledge and expertise concerning the business and affairs of USB and the Bank; and

          WHEREAS, the Company desires to protect the going business value of the Bank from any adverse effects that might result from competition by Smith; and

          WHEREAS, pursuant to the Acquisition Agreement, Smith has agreed to enter into this Noncompetition Agreement; and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. Agreement Not to Compete. Smith covenants and agrees that Smith shall not, directly or indirectly, during the period commencing on the date hereof and ending on the date six
(6) years thereafter:

          (a) own, manage, operate, control or participate in the ownership, management, operation , control or financing of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist any bank, savings and loan, savings bank or other financial institution (other than the Bank) that is located or has an office in or within fifteen (15) miles from any boundary of Henry or St. Clair County, Missouri;

          (b) solicit for employment or hire any employees of the Bank; or

          (c) solicit, or interfere with, any contracts or business relationships with any customer, depositor or borrower of the Bank.

          2.  Compensation.

          (a) As compensation for the covenants of Smith set forth above, the Company shall pay to Smith the aggregate sum of three hundred thousand dollars
     ($300,000), without interest, payable in six annual installments of fifty thousand dollars ($50,000) each, commencing on the date hereof.

          (b) In the event of the death of Smith during the term hereof, the Company shall continue to make the scheduled compensation payments as provided hereunder for the remainder of the term, but shall make such payments to Smith's estate or such other beneficiary as shall be designated by Smith from time to time in writing.

          3. Judicial Modification. Although the parties hereto consider the restrictions contained in Section 1 of this Agreement to be reasonable for the purposes set forth herein, if a final judicial determination is made by a court of competent jurisdiction that the time, territory, scope or other restriction contained in Section 1 of this Agreement is an unreasonable or otherwise unenforceable restriction against Smith, neither this Agreement nor the provisions of such Section shall be rendered void, but shall be deemed amended to apply as to such maximum time, territory, scope and to such other extent as such court may judicially determine or indicate to be reasonable or, if such court does not so determine or indicate, to the maximum extent which any pertinent statute or judicial decision may indicate to be a reasonable restriction under the circumstances involved.

          4. Remedies. Smith acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 1 of this Agreement would be inadequate and, in recognition of that fact, in the event of any such breach or threatened breach, it is agreed that, in addition to its remedy at law, the Company shall be entitled to, and Smith agrees not to oppose the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

          5.  Miscellaneous.

          (a) This Agreement cancels and supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

          (b) The waiver by either party, or the failure by either party to claim a breach (or give notice with respect thereto), of any provision of this Agreement shall not be, or be deemed to be, a waiver of any subsequent breach, or deemed to affect in any way the effectiveness, of such provision.

          (c)  Neither this Agreement, nor any of the
     rights, duties or obligations of either party hereunder, may be assigned (either voluntarily or by operation of law) or otherwise delegated by such party without the prior written consent of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

          (d) In the event a final judicial determination is made by a court of competent jurisdiction that any provision of this Agreement is illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the other provisions of this Agreement shall not be affected thereby, said provision shall be modified by the court to the extent necessary to render it not illegal, invalid or unenforceable, and this Agreement shall continue in full force and effect as modified and shall be enforced to the fullest extent permitted by law.

          (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one agreement which is binding upon all the parties hereto.

          (f) Any notice, consent or communication under this Agreement shall be effective only if it is in writing and delivered in person or by delivery service or sent by certified mail with postage prepaid or nationally recognized express delivery service with delivery confirmed, addressed as follows:

               If to the Company:

                    Exchange National Bancshares, Inc.
                    132 E. High Street
                    Jefferson City, MO 65010-0688
                    Attn:  President

               If to Smith:

                    James E. Smith
                    __________________________
                    __________________________

     or to any other address as either party may provide to the other in writing.

          (g) This Agreement and all rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within such State, including all matters of enforcement, validity and performance.

          (h) The parties hereto represent that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that their respective counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, this Agreement shall be deemed to have been drafted by all of the parties hereto and the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              COMPANY:

                              EXCHANGE NATIONAL BANCSHARES, INC.


                              By:________________________________
                                     Name:
                                     Title:


                              SMITH:


                              ___________________________________
                              James E. Smith

                            EXHIBIT E

                       EMPLOYMENT AGREEMENT


          THIS AGREEMENT (this "Agreement") is entered into this ____ day of __________, 1997, between Exchange National
Bancshares, Inc., a Missouri corporation (the "Company"), and
James E. Smith (the "Employee").

                          WITNESSETH:

          WHEREAS, the Company is a bank holding company controlling 100% of the issued and outstanding shares of common stock of Union State Bank & Trust of Clinton, a Missouri trust company (the "Bank"); and

          WHEREAS, Employee desires to become employed by the Company in an executive capacity as President of the Bank for a period of at least three years, and the Company desires to employ Employee to serve in such capacity, for the compensation and in accordance with the terms and provisions contained herein; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the Company and Employee agree as follows:

          1. Employment. The Company agrees to employ the Employee and the Employee agrees to be employed by the Company in an executive capacity upon the terms and conditions of this Agreement for a period of three (3) years from and after the date of this Agreement, and any extensions thereafter, unless earlier
terminated as provided in Section 9 hereof.   At each anniversary
of the date of this Agreement prior to the sixty-second (62nd) birthday of the Employee, this Agreement shall be automatically extended for one additional year unless the Company or the Employee gives the other party written notice of such party's intention not to extend this Agreement at least thirty (30) days
prior to such anniversary date.   Employee agrees that his
employment by the Bank shall satisfy the Company's employment obligation hereunder and that he will accept employment as President of the Bank, so long, during the term of this Agreement, that the Bank's Board of Directors shall name him to be elected to that position. The Employee's primary location of employment during the term of this Agreement shall be in Clinton, Missouri unless the Employee consents in writing to relocate to another geographic location.

          2. Compensation. For all services rendered by the Employee to the Bank and the Company, the Bank and the Company shall pay the Employee a salary of not less than one hundred and ten thousand dollars ($110,000) per year, payable in accordance with the customary payroll practices of the Bank and the Company, but in no event less frequently than monthly. Salary payments shall be subject to withholding and other applicable taxes. Employee shall be eligible for merit-based increases in compensation on terms and conditions offered to employees of the Company generally having responsibilities commensurate to that of Employee. Employee shall be eligible to participate in such bonus or other incentive compensation plans as currently are or may hereafter be established by the Company for employees generally having responsibilities commensurate to that of Employee, and which may relate to his contribution to the profitability of the Bank. Employee shall receive board of directors fees for his service to the Bank's board, which in any event shall not be less than three hundred dollars ($300.00) for each board of directors' meeting attended. Employee shall receive the same board of directors fees for service on the Company's board of directors or any other affiliated board as is customarily paid to employees of the Bank and the Company serving in such capacity.

          3. Expenses. The Company shall reimburse the Employee for all ordinary and necessary expenses incurred and paid by the Employee in the course of the performance of the Employee's duties pursuant to this Agreement and consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements with respect to the manner of reporting such expenses.

          4. Additional Benefits. The Employee shall be eligible for such fringe benefits, if any, by way of insurance, hospitalization and vacations normally provided to employees of the Company generally having responsibility commensurate to that of the Employee and such additional benefits as may be from time to time agreed upon in writing between the Employee and the Company. The Company shall provide to the Employee a new Company owned or leased automobile of a year, make and model selected by the Company befitting the executive office held by Employee with Bank not less than every three years, and the Company shall pay the expenses related to the use and upkeep thereof and insurance related thereto. The tax treatment of all fringe benefits shall be handled in a manner consistent with the customary practices of the Bank and the Company.

          5. Duties. The Employee agrees that so long as he is employed under this Agreement he will (i) to the satisfaction of the Company devote his best efforts and his entire business time to further properly the interests of the Company, which shall include all of Employee's current activities and participation in the American Banker's Association, Missouri Banker's Association, CSBS and other similar industry groups and organizations (and such other additional activities and participation in such other organizations as may be approved by the board of directors of the Company), and the Company and the Bank acknowledge that such listed activities shall, together with Employee's duties to the Bank, constitute Employee's entire business time to further the interests of the Company and the Bank, (ii) at all times be subject to the direction and control of the Board of Directors of his employer (which may be the Company or the Bank, as provided in Section 1 hereof) with respect to his activities on behalf of such employer, (iii) comply with all rules, orders and regulations of the Company, (iv) truthfully and accurately maintain and preserve such records and make all reports as the Company may require, and (v) fully account for all monies and other property of the Company of which he may from time to time have custody and deliver the same to the Company whenever and however directed to do so.

          6. Covenant Not to Disclose Confidential Information. The Employee acknowledges that during the course of his employment with the Company he has or will have access to and knowledge of certain information and data which the Company considers confidential and that the release of such information or data to unauthorized persons would be extremely detrimental to the Company. As a consequence, the Employee hereby agrees and acknowledges that he owes a duty to the Company not to disclose, and agrees that, during or after the term of his employment, without the prior written consent of the Company he will not communicate, publish or disclose, to any person anywhere or use any Confidential Information (as hereinafter defined) for any purpose other than carrying out his duties as contemplated by this Agreement. The Employee will use his best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied. The Employee will return to the Company all Confidential Information in the Employee's possession or under the Employee's control when the duties of the Employee no longer require the Employee's possession thereof, or whenever the Company shall so request, and in any event will promptly return all such Confidential Information if the Employee's relationship with the Company is terminated for any or no reason and will not retain any copies thereof. For purposes hereof the term "Confidential Information" shall mean any information or data used by or belonging or relating to the Company that is not known generally to the banking community, including without limitation, any and all proprietary data and information relating to the Company's or the Bank's past, present or future business plans, services offered, financial information, customer lists, and other information concerning customers, depositors and borrowers of the Company or any subsidiary of the Company, whether or not reduced to writing, or information or data which the Company advises the Employee should be treated as confidential information.

          7. Covenant Not to Compete. The Employee agrees that during the term of his employment by the Company and for a period of two (2) years from and after the voluntary or involuntary termination of such employment for any reason other than a termination by the Employee pursuant to Section 9(c), he will not, directly or indirectly, without the express written consent of the Company:

          (a) own, manage, operate, control or participate in the ownership, management, operation , control or financing of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist any bank, savings and loan, savings bank or other financial institution (other than the Bank) that is located or has an office in or within fifteen (15) miles from any boundary of Henry or St. Clair County, Missouri;

          (b) solicit for employment or hire any employees of the Bank; or

          (c) solicit, or interfere with, any contracts or business relationships with any customer, depositor or borrower of the Bank.

          8. Remedies. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by the

Employee contained in Sections 6 or 7 hereof, and that the Company's remedies at law for any such breach or threatened breach will be inadequate, the Company and its successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Employee, and each and every person, firm or company acting in concert or participation with him, from the continuation of such breach and, in addition thereto, he shall pay to the Company all ascertainable damages, including costs and reasonable attorneys' fees sustained by the Company by reason of the breach or threatened breach of said covenants and assurances. The obligations of the Employee and the rights of the Company, its successors and assigns under Sections 6 and 7 of this Agreement shall survive the termination of this Agreement. The covenants and obligations of the Employee set forth in Sections 6 and 7 hereof are in addition to and not in lieu of or exclusive of any other obligations and duties of the Employee to the Company, whether express or implied in fact or in law.

          9.  Termination.

          (a) This Agreement shall terminate immediately upon the death, disability or adjudication of legal incompetence of the Employee. For purposes of this Agreement, the Employee shall be deemed to be disabled when the employee has become unable, by reason of physical or mental disability, to satisfactorily perform his essential job duties and there is no reasonable accommodation that can be provided to enable him to be a qualified individual with a disability under applicable law. Such matters shall be determined by, or to the reasonable satisfaction of, the Board of Directors of the Company.

          (b)  This Agreement may be terminated by the
     Company upon notice to the Employee for "Cause." For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following events:

               (i)  Performance by the Employee of
          illegal or fraudulent acts, criminal conduct or willful misconduct or gross negligence relating to the activities of the Company or the Bank;

               (ii) Performance by the Employee of any
          criminal acts involving moral turpitude
          having a material adverse effect upon the Company or the Bank, including, without limitation, upon their profitability, reputation or goodwill;

               (iii)  Failure by the Employee to
          perform his duties in a manner which he
          knows, or has reason to know, to be in the Company's or the Bank's best interests, which he fails to cure promptly after receiving written notice thereof;

               (iv)  Continued conduct by the Employee
          that is damaging to the business, employee or customer relations of the Company or the Bank after receiving written notice from the Company or the Bank to cease such conduct; or

               (v)  Any other material breach of the
          Employee's obligations hereunder which is incurable or which he fails to cure promptly after receiving written notice thereof.

          (c) This Agreement may be terminated by the Employee upon written notice to the Company in the event of a material breach of the Company's obligations hereunder which is incurable or which the Company fails to cure within 15 days after receiving written notice thereof.

          (d) In the event this Agreement is terminated, the parties' obligations under this Agreement shall terminate immediately (except as otherwise provided herein), and neither the Employee nor his estate, heirs, successors or assigns shall be entitled to any further compensation hereunder other than payment of any unpaid compensation that accrued prior to such termination; provided, however, that the termination of this Agreement pursuant to subsections (b) or (c) of this Section shall not limit any other remedies to which the terminating party may be entitled in law or in equity as a result of any breach of this Agreement by the other party hereto.

          10. Waiver of Breach. Failure of the Company to demand strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of the term, covenant or condition, nor shall any waiver or relinquishment by the Company of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.

          11. No Conflicts. The Employee represents and warrants to the Company that neither the execution nor delivery of this Agreement, nor the performance of the Employee's obligations hereunder will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which the Employee is a party or under which the Employee is bound, including without limitation, the breach by the Employee of a fiduciary duty to any former employers.

          12. Entire Agreement; Amendment. This Agreement cancels and supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto relating to the terms of the Employee's employment and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

          13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

          14. Governing Law. This Agreement and all rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within the State, including all matters of enforcement, validity and performance.

          15. Arbitration. Any dispute between any of the parties hereto or claim by a party against another party arising out of or in relation to this Agreement or in relation to any alleged breach thereof shall be finally determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place in Jefferson City, Missouri or such other location as the parties in dispute hereafter may agree upon; and such proceedings shall be governed by the laws of the State of Missouri as such laws are applied to agreements between residents of such State entered into and to be performed entirely within that State.

          The parties shall agree upon one arbitrator, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. If the parties cannot agree upon one arbitrator, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrators shall, if possible, be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute.

          The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. The decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon the decision may be entered into in any court having jurisdiction thereof, or application may be made to that court for a judicial acceptance of the decision and an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any or all of the parties in dispute, and shall be paid promptly by the party or parties so assessed.

          16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one agreement which is binding upon all the parties hereto.

          17. Notice. All notices, requests, demands and other communications hereunder shall be deemed duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid or nationally recognized express delivery service with delivery confirmed, addressed as follows:

          If to the Company:

               Exchange National Bancshares, Inc.
               132 E. High Street
               Jefferson City, MO 65010-0688
               Attn:  President

          If to the Employee:

               James E. Smith
               ______________________________
               ______________________________

or to any other address as either party may provide to the other in writing.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.

          IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the day and year first above written.

                              COMPANY:

                              EXCHANGE NATIONAL BANCSHARES, INC.



                              By: _______________________________
                                     Name:
                                     Title:


                              EMPLOYEE:


                              ___________________________________
                              James E. Smith

                            EXHIBIT F

                       EMPLOYMENT AGREEMENT


          THIS AGREEMENT (this "Agreement") is entered into this ____ day of __________, 1997, between Exchange National
Bancshares, Inc., a Missouri corporation (the "Company"), and
Darrell Hockenberry (the "Employee").

                           WITNESSETH:

          WHEREAS, the Company is a bank holding company controlling 100% of the issued and outstanding shares of common stock of Union State Bank & Trust of Clinton, a Missouri trust company (the "Bank"); and

          WHEREAS, Employee desires to become employed by the Company in an executive capacity as an officer of the Bank for a period of three years, and the Company desires to employ Employee to serve in such capacity, for the compensation and in accordance with the terms and provisions contained herein; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the Company and Employee agree as follows:

          1. Employment. The Company agrees to employ the Employee and the Employee agrees to be employed by the Company in an executive capacity upon the terms and conditions of this Agreement for a period of three (3) years from and after the date of this Agreement. Employee and Company each agree that Employee's employment by the Bank shall satisfy the employment obligation of each of Company and Employee hereunder and that Employee will accept employment as Senior Vice President (or higher office) of the Bank, so long, during the term of this Agreement, that the Bank's Board of Directors shall name him to be elected to that position. The Employee's primary location of employment during the term of this Agreement shall be in Clinton, Missouri unless the Employee consents in writing to relocate to another geographic location.

          2. Compensation. For all services rendered by the Employee to the Bank and the Company, the Bank and the Company shall pay the Employee a salary of not less than Seventy Seven Thousand Five Hundred Dollars ($77,500) per year, payable in accordance with the customary payroll practices of the Bank and the Company, but in no event less frequently than monthly.
Salary payments shall be subject to withholding and other applicable taxes. Employee shall be eligible for merit-based increases in compensation on terms and conditions offered to employees of the Bank generally having responsibilities commensurate to that of Employee. Employee shall be eligible to participate in such bonus or other incentive compensation plans as currently are or may hereafter be established by the Bank for employees generally having responsibilities commensurate to that of Employee, and which may relate to his contribution to the profitability of the Bank. Employee shall receive board of directors fees for his service to the Bank's board, which in any event shall not be less than three hundred dollars ($300.00) for each board of directors' meeting attended.

          3. Expenses. The Bank shall reimburse the Employee for all ordinary and necessary expenses incurred and paid by the Employee in the course of the performance of the Employee's duties pursuant to this Agreement and consistent with the Bank's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Bank's requirements with respect to the manner of reporting such expenses.

          4. Additional Benefits. The Employee shall be eligible for such fringe benefits, if any, by way of insurance, hospitalization and vacations normally provided to employees of the Bank generally having responsibility commensurate to that of the Employee and such additional benefits as may be from time to time agreed upon in writing between the Employee and the Company or the Bank. The tax treatment of all fringe benefits shall be handled in a manner consistent with the customary practices of the Company and the Bank.

          5. Duties. The Employee agrees that so long as he is employed under this Agreement he will (i) to the satisfaction of the Company devote his best efforts and his entire business time to further properly the interests of the Company and the Bank,
(ii) at all times be subject to the direction and control of the Board of Directors of his employer (which may be the Company or the Bank, as provided in Section 1 hereof) or his immediately superior supervisor with respect to his activities on behalf of such employer, (iii) comply with all rules, orders and regulations of the Company and the Bank, (iv) truthfully and accurately maintain and preserve such records and make all reports as the Company or the Bank may require, and (v) fully account for all monies and other property of the Company or the Bank of which he may from time to time have custody and deliver the same to the Company or the Bank whenever and however directed to do so.

          6.  Covenant Not to Disclose Confidential Information.
The Employee acknowledges that during the course of his employment with the Company he has or will have access to and knowledge of certain information and data which the Company considers confidential and that the release of such information or data to unauthorized persons would be extremely detrimental to the Company. As a consequence, the Employee hereby agrees and acknowledges that he owes a duty to the Company not to disclose, and agrees that, during or after the term of his employment, without the prior written consent of the Company he will not communicate, publish or disclose, to any person anywhere or use any Confidential Information (as hereinafter defined) for any purpose other than carrying out his duties as contemplated by this Agreement. The Employee will use his best efforts at all times to hold in confidence and to safeguard any Confidential
Information from falling into the hands of any unauthorized person and, in particular, will not permit any Confidential
Information to be read, duplicated or copied. The Employee will return to the Company all Confidential Information in the Employee's possession or under the Employee's control when the duties of the Employee no longer require the Employee's possession thereof, or whenever the Company shall so request, and in any event will promptly return all such Confidential
Information if the Employee's relationship with the Company is terminated for any or no reason and will not retain any copies thereof. For purposes hereof the term "Confidential Information" shall mean any information or data used by or belonging or relating to the Company that is not known generally to the banking community, including without limitation, any and all proprietary data and information relating to the Company's or the Bank's past, present or future business plans, services offered, financial information, customer lists, and other information concerning customers, depositors and borrowers of the Company or any subsidiary of the Company, whether or not reduced to writing, or information or data which the Company advises the Employee should be treated as confidential information.

          7. Covenant Not to Compete. The Employee agrees that during the term of his employment by the Company (whether or not this agreement has expired or been terminated) and for a period of two (2) years from and after the voluntary or involuntary termination of such employment for any reason other than a termination by the Employee pursuant to Section 9(c), he will not, directly or indirectly, without the express written consent of the Company:

          (a) own, manage, operate, control or participate in the ownership, management, operation , control or financing of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist any bank, savings and loan, savings bank or other financial institution (other than the Bank) that is located or has an office in or within fifteen (15) miles from any boundary of Henry or St. Clair County, Missouri;

          (b) solicit for employment or hire any employees of the Bank; or

          (c) solicit, or interfere with, any contracts or business relationships with any customer, depositor or borrower of the Bank.

          8. Remedies. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by the Employee contained in Sections 6 or 7 hereof, and that the Company's remedies at law for any such breach or threatened breach will be inadequate, the Company and its successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Employee, and each and every person, firm or company acting in concert or participation with him, from the continuation of such breach and, in addition thereto, he shall pay to the Company all ascertainable damages, including costs and reasonable attorneys' fees sustained by the Company by reason of the breach or threatened breach of said covenants and assurances. The obligations of the Employee and the rights of the Company, its successors and assigns under Sections 6 and 7 of this Agreement shall survive the termination of this Agreement. The covenants and obligations of the Employee set forth in Sections 6 and 7 hereof are in addition to and not in lieu of or exclusive of any other obligations and duties of the Employee to the Company, whether express or implied in fact or in law.

          9.  Termination.

          (a) This Agreement shall terminate immediately upon the death, disability or adjudication of legal incompetence of the Employee. For purposes of this Agreement, the Employee shall be deemed to be disabled when the employee has become unable, by reason of physical or mental disability, to satisfactorily perform his essential job duties and there is no reasonable accommodation that can be provided to enable him to be a qualified individual with a disability under applicable law. Such matters shall be determined by, or to the reasonable satisfaction of, the Board of Directors of the Company.

          (b)  This Agreement may be terminated by the
     Company upon notice to the Employee for "Cause." For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following events:

               (i)  Performance by the Employee of
          illegal or fraudulent acts, criminal conduct or willful misconduct or gross negligence relating to the activities of the Company or the Bank;

               (ii) Performance by the Employee of any
          criminal acts involving moral turpitude
          having a material adverse effect upon the Company or the Bank, including, without limitation, upon their profitability, reputation or goodwill;

               (iii)  Failure by the Employee to
          perform his duties in a manner which he
          knows, or has reason to know, to be in the Company's or the Bank's best interests, which he fails to cure promptly after receiving written notice thereof;

               (iv)  Continued conduct by the Employee
          that is damaging to the business, employee or customer relations of the Company or the Bank after receiving written notice from the Company or the Bank to cease such conduct; or

               (v)  Any other material breach of the
          Employee's obligations hereunder which is incurable or which he fails to cure promptly after receiving written notice thereof.

          (c) This Agreement may be terminated by the Employee upon written notice to the Company in the event of a material breach of the Company's obligations hereunder which is incurable or which the Company fails to cure within 15 days after receiving written notice thereof.

          (d) In the event this Agreement is terminated, the parties' obligations under this Agreement shall terminate immediately (except as otherwise provided herein), and neither the Employee nor his estate, heirs, successors or assigns shall be entitled to any further compensation hereunder other than payment of any unpaid compensation that accrued prior to such termination; provided, however, that the termination of this Agreement pursuant to subsections (b) or (c) of this Section shall not limit any other remedies to which the terminating party may be entitled in law or in equity as a result of any breach of this Agreement by the other party hereto.

          10. Termination Following Expiration of Term. In the event Employee is terminated by the Company following the expiration of the three-year term of employment provided herein other than for cause (as defined in Section 9(b) hereof), the Company shall pay Employee six months' severance pay at a rate equal to his salary at the time of such termination, payable on a monthly basis. The Company shall only be obligated to pay such monthly severance payments to Employee so long as Employee continues to comply with his obligations under Section 6 and 7 hereof.

          11. Waiver of Breach. Failure of the Company to demand strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of the term, covenant or condition, nor shall any waiver or relinquishment by the Company of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.

          12. No Conflicts. The Employee represents and warrants to the Company that neither the execution nor delivery of this Agreement, nor the performance of the Employee's obligations hereunder will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which the Employee is a party or under which the Employee is bound, including without limitation, the breach by the Employee of a fiduciary duty to any former employers.

          13. Entire Agreement; Amendment. This Agreement cancels and supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto relating to the terms of the Employee's employment and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

          14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

          15. Governing Law. This Agreement and all rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within the State, including all matters of enforcement, validity and performance.

          16. Arbitration. Any dispute between any of the parties hereto or claim by a party against another party arising out of or in relation to this Agreement or in relation to any alleged breach thereof shall be finally determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place in Jefferson City, Missouri or such other location as the parties in dispute hereafter may agree upon; and such proceedings shall be governed by the laws of the State of Missouri as such laws are applied to agreements between residents of such State entered into and to be performed entirely within that State.

          The parties shall agree upon one arbitrator, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. If the parties cannot agree upon one arbitrator, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrators shall, if possible, be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute.

          The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. The decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon the decision may be entered into in any court having jurisdiction thereof, or application may be made to that court for a judicial acceptance of the decision and an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any or all of the parties in dispute, and shall be paid promptly by the party or parties so assessed.

          17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one agreement which is binding upon all the parties hereto.

          18. Notice. All notices, requests, demands and other communications hereunder shall be deemed duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid or nationally recognized express delivery service with delivery confirmed, addressed as follows:

          If to the Company:

               Exchange National Bancshares, Inc.
               132 E. High Street
               Jefferson City, MO 65010-0688
               Attn:  President

          If to the Employee:

               Darrell Hockenberry
               ______________________________
               ______________________________

or to any other address as either party may provide to the other in writing.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.

          IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the day and year first above written.

                              COMPANY:

                              EXCHANGE NATIONAL BANCSHARES, INC.



                              By: _______________________________
                                     Name:
                                     Title:


                              EMPLOYEE:


                              ___________________________________
                              Darrell Hockenberry

                            EXHIBIT G

                  OPINION OF EXCHANGE'S COUNSEL


Union State Bancshares, Inc.
Union State Bank & Trust of Clinton
Gus Wetzel, II
Gus Wetzel, II, Trustee of Gus S. Wetzel, II Revocable Trust, dated _________
Douglas L. Thomason
James E. Smith

Ladies and Gentlemen:

          We have acted as counsel for Exchange National Bancshares, Inc., a Missouri corporation ("Exchange") and ENBUSB Acquisition Company, Inc., a Missouri corporation ("Acquisition Company," and together with Exchange, the "Exchange Entities") in connection with the Acquisition Agreement dated July ___, 1997 (the "Agreement") among Exchange, Acquisition Company, Union State Bank & Trust of Clinton, a Missouri trust company, Union State Bancshares, Inc., a Missouri corporation ("USB") and certain shareholders of USB (the "Shareholders"). As such, we have examined the Articles of Incorporation and Bylaws of Exchange and Acquisition Company and such other documents as we considered necessary for purposes of this opinion. All capitalized terms used herein shall have the same meaning as in the Agreement, unless otherwise defined. Based on foregoing, you are advised that in our opinion:

          1.   Exchange and Acquisition Company are
     corporations duly organized, validly existing and in good standing under the laws of Missouri;

          2. Exchange and Acquisition Company each has the corporate power to enter into and carry out the terms of the Agreement, the Agreement has been authorized by the Board of Directors of each and by Exchange as the sole shareholder of Acquisition Company, and the Agreement and all other documents to be executed and delivered by the Exchange Entities in connection with the Agreement have been duly authorized, executed and delivered by each of them and constitute the legal, valid and binding obligations of each of them;

          3. The execution and delivery of the Agreement and all other documents to be executed and delivered in connection therewith and the consummation of the transactions contemplated thereby by Exchange and Acquisition Company will not, to our best knowledge, violate any provision of, or constitute a default under, any law, regulation, order or judgment or any contract or other agreement to which either is a party or is bound or conflict with their respective Articles of Incorporation or Bylaws; and

          4. The Notes to be executed and delivered by Exchange in favor of each of the Shareholders, respectively, as part of the Merger Consideration have been duly authorized, executed and delivered by Exchange and constitute the legal, valid and binding obligations of Exchange.

               As used herein the term "our best knowledge" refers to our professional opinion based on the information obtained and documents reviewed by attorneys in the firm in the course of representing the Exchange Entities in the preparation and communication of the transactions contemplated by the Acquisition Agreement. With your permission, we have relied upon written representations of the appropriate officers of Exchange and Acquisition Company as to factual matters.

                                   Very truly yours,

                                   STINSON, MAG & FIZZELL, P.C.


                                   By:__________________________
                                            Howard H. Mick

                            EXHIBIT H

                   OPINION OF SELLERS' COUNSEL


Exchange National Bancshares, Inc.

Ladies and Gentlemen:

          We have acted as counsel for Union State Bancshares, Inc., a Missouri corporation ("USB"), Union State Bank & Trust of Clinton, a Missouri trust company (the "Bank"), and certain shareholders of USB (the "Shareholders," and together with USB and the Bank, the "Sellers"), in connection with the Acquisition Agreement dated July ____, 1997 (the "Agreement") among Exchange National Bancshares, Inc., a Missouri corporation, ENBUSB Acquisition Company, Inc., a Missouri corporation, USB, the Bank and the Shareholders. As such, we have examined the Articles of Incorporation and Bylaws of USB and the Bank and such other documents as we considered necessary for purposes of this opinion. All capitalized terms used herein shall have the same meaning as in the Agreement, unless otherwise defined. Based on foregoing, you are advised that in our opinion:


               1. USB is a corporation duly organized, validly existing and in good standing under the laws of Missouri;

               2.   USB has the corporate power to own its
     properties and to carry on its business as and where such are now conducted;

               3. USB has the corporate power to enter into and carry out the terms of the Agreement, the Agreement and the Merger Agreement have been approved by the shareholders of USB at a special meeting duly called and held, and the Agreement and all documents to be delivered by USB in connection with the Agreement have been duly authorized, executed and delivered by USB and constitute the legal, valid and binding obligation of USB;

               4. USB has issued and outstanding 562.88 shares of common stock, par value $10.00 per share, and such common stock represents the only stock of USB outstanding, and all of said outstanding shares have been legally and validly authorized and issued, in accordance with applicable laws and the preemptive rights of its shareholders, if any;

               5. Shareholders are the record owners, and to our best knowledge, the beneficial owners of the common stock of USB as set forth in the Agreement and all of said outstanding shares are fully paid, nonassessable and, to our best knowledge, are owned by Shareholders free and clear of any liens, claims or encumbrances;

               6.   To our best knowledge, there are no
     outstanding options, warrants, contracts, calls, commitments or demands of any character whereby USB could be required to issue or sell additional capital stock to any person;

               7. The execution and delivery of the Agreement and all other documents to be executed and delivered in connection therewith and to our best knowledge the consummation of the transactions contemplated thereby by USB and the Shareholders will not violate any provision of, or constitute a default under, any law, regulation, order or judgment or any contract or other agreement to which USB or any of the Shareholders is a party or by which any of them is bound or conflict with USB's Articles of Incorporation or Bylaws or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon the capital stock of USB or the Bank;

               8. The Bank is duly organized, validly existing and in good standing under the laws of Missouri;

               9. The Bank has the corporate power to own its properties and to carry on its business as and where such are now conducted;

               10   The Bank has the corporate power to enter
     into and carry out the terms of the Agreement, and the Agreement has been duly authorized, executed and delivered buy the Bank and constitutes the legal, valid and binding obligation of the Bank;

               11. The Bank has outstanding 20,000 shares of common stock, par value $100.00 per share, and such common stock represents the only stock of the Bank outstanding, and all said outstanding shares have been legally and validly authorized and issued, in accordance with applicable laws and the preemptive rights of its shareholders, if any;

               12. All said outstanding shares are fully paid and nonassessable;

               13.  To our best knowledge, there are no
     outstanding options, warrants, contracts, calls, commitments or demands of any character whereby the Bank could be required to issue or sell additional capital stock to any person; and

               14. USB is the record owner, and, to our best knowledge, the beneficial owner, of all of the shares of the Bank's capital stock, free and clear of any lien, claim or encumbrance, other than to secure indebtedness payable to NationsBank, N.A. which is to be released upon payment in full of such indebtedness immediately subsequent to the Effective Time as contemplated by the Agreement.

          As used herein the term "our best knowledge" refers to our professional opinion based on information obtained and documents reviewed by attorneys in the firm in the course of representing the Sellers in the preparation and communication of the transactions contemplated by the Acquisition Agreement. With your permission, we have relied upon written representations of the appropriate officers of the Bank and USB as to factual matters.

                                        Very truly yours,

                AMENDMENT TO ACQUISITION AGREEMENT


          THIS AMENDMENT to the Acquisition Agreement referred to below is entered into as of this 25th day of August, 1997, by and among Exchange National Bancshares, Inc., a Missouri corporation ("Exchange"), ENBUSB Acquisition Company, Inc., a Missouri corporation ("Acquisition Company"), Union State Bank & Trust of Clinton, a Missouri trust company (the "Bank"), Union State Bancshares, Inc., a Missouri corporation ("USB"), and Gus S. Wetzel, II, Gus S. Wetzel, II, as Trustee of the Gus S. Wetzel, II Revocable Trust, dated January 16, 1995, Douglas L. Thomason, and James E. Smith (collectively, the "Shareholders").

          WITNESSETH:

          WHEREAS, Exchange, Acquisition Company, the Bank, USB and the Shareholders (collectively, the "Parties") and Darrell
Hockenberry (with respect to Section 5.13 only) are parties to an Acquisition Agreement, dated as of July 11, 1997 (the
"Acquisition Agreement");

          WHEREAS, the Parties desire to amend the Acquisition
Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties do hereby agree as follows:

          1. Amendment of Section 5.15 of the Acquisition Agreement. Section 5.15 of the Acquisition Agreement is hereby amended by deleting subsection (a) thereof in its entirety and inserting the following new subsection (a) in lieu thereof:

          (a) Sellers agree that concurrently with the Closing, Sellers will take all actions necessary to ensure that Donald L. Campbell is appointed to the Board of Directors of the Bank.

          2. Effect of Amendment. Except as expressly amended hereby, all of the terms, conditions and provisions of the Acquisition Agreement shall remain unamended and in full force and effect in accordance with its terms, and the Acquisition Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Acquisition Agreement.

          3.   General Terms.  References in the Acquisition
Agreement to "Agreement," "hereof," "herein" and words of similar impact shall be deemed to be a reference to the Acquisition
Agreement as amended by this Amendment.

          4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.


                         EXCHANGE NATIONAL BANCSHARES, INC.


ATTEST:
                         By:  /s/ Donald L. Campbell
                              Donald L. Campbell
                              Chairman and President

/s/ Charles G. Dudenhoeffer, Jr.
Acting Secretary


                         ENBUSB ACQUISITION COMPANY, INC.


ATTEST:
                         By:  /s/ David T. Turner
                              David T. Turner
                              President


/s/ Charles G. Dudenhoeffer, Jr.
Acting Secretary


                         UNION STATE BANK & TRUST OF CLINTON


ATTEST:
                         By:  /s/ James E. Smith
                              James E. Smith
                              President

/s/ Darrell Hockenberry, Sr. VP
Secretary




                         UNION STATE BANCSHARES, INC.


ATTEST:
                         By:  /s/ Gus S. Wetzel II
                              Gus S. Wetzel, II
                              Chairman
/s/ James E. Smith
Secretary


                         /s/ Gus S. Wetzel II
                         Gus S. Wetzel, II


                         /s/ Gus S. Wetzel II, Trustee
                         Gus S. Wetzel, II, Trustee of
                         the Gus S. Wetzel II
                         Revocable Trust


                         /s/  Doulglas L. Thomason
                         Douglas L. Thomason


                         /s/  James E. Smith
                         James E. Smith